AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, VIA EDGAR ON MAY   ,
1998


                                                 REGISTRATION NO. 333 -49029



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                            OSAGE SYSTEMS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                              95-4374983
     (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)

                                      7373
                      (PRIMARY STANDARD CLASSIFICATION CODE
                                     NUMBER)


                            1661 East Camelback Road
                                    Suite 245
                             Phoenix, Arizona 85016


               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS)

                             Mr. Jack R. Leadbeater
                            1661 East Camelback Road
                                    Suite 245
                                Phoenix, AZ 85016
                                 (602) 274-1299


(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 with a copy to:


                            Stephen M. Cohen, Esquire
                   Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center, 14th Floor
                               1835 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-3873

                              --------------------

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.

                              --------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / X /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement in the same offering: / /

                              --------------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

                              --------------------

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                              --------------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                ------------------------------------------------


                   ------------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                            OSAGE SYSTEMS GROUP, INC.

                              CROSS REFERENCE SHEET

REGISTRATION STATEMENT ITEM NUMBER AND CAPTION                                LOCATION IN PROSPECTUS OR PAGE
----------------------------------------------                                ------------------------------
1.    Forepart of the Registration Statement and Outside Front Cover          Forepart of the Registration Statement; Outside
      of Prospectus.....................................................      Front Cover Page of Prospectus

2.    Inside Front and Outside Back Cover Pages of Prospectus..........       Inside Front and Outside Back Cover Pages of
                                                                              Prospectus

3.    Summary Information and Risks....................................       Prospectus Summary; Risk Factors; Summary
                                                                              Consolidated Financial Data

4.    Use of Proceeds..................................................       Prospectus Summary; Use of Proceeds

5.    Determination of Offering Price..................................       Cover Page of Prospectus; Plan of Distribution

6.    Dilution.........................................................       Not Applicable

7.    Selling Security Holders.........................................       Selling Security Holders

8.    Plan of Distribution.............................................       Cover Page of Prospectus; Plan of Distribution;
                                                                              Risk Factors

9.    Legal Proceedings................................................       Business

10.   Directors, Executive Officers, Promoters and Control Persons.....       Management

11.   Security Ownership of Certain Beneficial Owners and Management...       Principal Stockholders and Selling Security
                                                                              Holders

12.   Description of Securities........................................       Outside Front Cover Page of Prospectus;
                                                                              Prospectus Summary; Description of Securities;
                                                                              Plan of Distribution

13.   Interest of Named Experts and Counsel............................       Not Applicable

14.   Disclosure of Commission Position on Indemnification for                Limitations on Directors' Liabilities,
     Securities Act Liabilities........................................       Indemnification and Directors' and Officers'
                                                                              Insurance; Part II; Item 24 - Indemnification
                                                                              of Directors and Officers

15.   Organization Within Last Five Years..............................       Not Applicable

16.   Description of Business..........................................       Business

17.   Management's Discussion and Analysis of Financial Condition and         Management's Discussion and Analysis or Plan of
      Results of Operations.............................................      Operation

18.   Description of Property..........................................       Business

19.   Certain Relationships and Related Transactions...................       Certain Relationships and Related Transactions

20.   Market Price For Common Equity and Related Stockholder Matters...       Market Price for the Company's Common Equity;
                                                                              Description of Securities

21.   Executive Compensation...........................................       Management

22.   Financial Statements.............................................       Capitalization; Summary Financial Information;
                                                                              Market Price for the Company's Common Equity;
                                                                              Financial Statements

23.   Changes in and Disagreements with Accountants on Accounting and         Experts
      Financial Disclosure..............................................

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, not shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


PRELIMINARY PROSPECTUS                         SUBJECT TO COMPLETION
                                                DATED MAY   , 1998

                            OSAGE SYSTEMS GROUP, INC.
                                 ---------------

                        4,351,982 Shares of Common Stock
                  offered by certain Selling Security Holders,
                   subject to adjustment as described herein.
                                ----------------

This Prospectus relates to the sale of 4,351,982 shares, subject to adjustment as described under "SELLING SECURITY HOLDERS" below, of common stock, $.01 par value per share (the "Common Stock") of OSAGE SYSTEMS GROUP, INC. (the "Company"), all of which are being offered by the holders thereof identified as "Selling Security Holders" in this Prospectus, including 131,000 shares offered by certain directors and executive officers and 1,350,000 shares offered by certain principal stockholders. The shares of Common Stock offered hereby include: (i) 2,901,997 shares of Common Stock; (ii) 1,220,000 shares of Common Stock, subject to adjustment, which may be issued upon the conversion, if at all, of the Company's outstanding Series A $3.00 Convertible Preferred Stock (the "Series A Shares"); and (iii) 229,985 shares of Common Stock, subject to adjustment, which may be issued upon the conversion of the Company's outstanding Series C Convertible Preferred Stock (the "Series C Shares"). The shares of Common Stock, Series A Shares and Series C Shares were previously issued by the Company in private placement transactions. See "SELLING SECURITY HOLDERS" and "DESCRIPTION OF SECURITIES." Certain of the shares of Common Stock being offered by the Selling Security Holders are subject to restrictions upon resale. See "PLAN OF DISTRIBUTION - RESTRICTIONS UPON RESALE."

The Shares of Common Stock may be offered by the Selling Security Holders identified in this Prospectus or by donees, pledgees, transferees, or other successors in interest, for sale from time to time by the holders in regular brokerage transactions, either directly or through brokers or to dealers, in private sales or negotiated transactions, or otherwise, at prices related to then prevailing market prices. The Company will not receive any of the proceeds of the sale of shares of Common Stock by the Selling Security Holders. All expenses of the registration of such securities will be borne by the Company. The Selling Security Holders, and not the Company, will pay or assume all applicable brokerage commissions or other costs of sale as may be incurred in the sale of such securities. See "SELLING SECURITY HOLDERS."

The Company will assume no responsibility for the sale of the shares of Common Stock of the Selling Security Holders, nor can there be any assurances that a liquid trading market will exist for the sale of the shares of Common Stock to be offered by the Selling Security Holders. See "RISK FACTORS."


The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "OSGE." On May 8, 1998, the last reported bid price of the Common Stock was $6.00 per share. See "MARKET PRICE FOR THE COMPANY'S COMMON EQUITY."


No person is authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company or the Selling Security Holders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                           --------------------------

               THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF
                                THIS PROSPECTUS.

                           --------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------- -------------------------- ------------------------------ -----------------------------
                                      Price to              Underwriting Discounts        Proceeds to the Selling
     Class of Security                 Public                   and Commissions               Security Holders
----------------------------- -------------------------- ------------------------------ -----------------------------
Shares of                               $6.00                         (1)                    $26,111,892(2)
Common Stock
----------------------------- -------------------------- ------------------------------ -----------------------------



(1) Does not give effect to ordinary brokerage commissions or other costs of sale that will be borne solely by the Selling Security Holders.

(2) Represents the anticipated sale by the Selling Security Holders at $6.00 per share, the closing bid price of the Company's Common Stock on the OTC Bulletin Board on May 8, 1998. There can be no assurances, however that the Selling Security Holders will be able to sell their shares of Common Stock at this price, or that a liquid market will exist for the Company's Common Stock. The Company will realize no proceeds upon the sale of shares of Common Stock by the Selling Security Holders.

                             -----------------------

                  The date of this Prospectus is ________, 1998

                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the caption "RISK FACTORS." Unless the context otherwise requires, the "Company" refers to Osage Systems Group, Inc. and its wholly-owned subsidiaries, Osage Computer Group, Inc. ("Osage"), Solsource Computers, Inc. ("Solsource"), H. V. Jones, Inc. ("HV") and Open System Technologies, Inc. ("OST").


                                   THE COMPANY

         Through its wholly-owned subsidiaries, the Company is a provider of network computing solutions. The Company markets a broad range of information technology services and products intended to transform discrete hardware and software components into an integrated system. The Company offers integration services which assist customers in dealing with issues during the entire life cycle of their systems, including system architecture and design, product acquisition, configuration and implementation, ongoing operational support, and evolutions in technology. The Company provides solutions to complex information technology problems including system availability and performance, UNIX/Microsoft Windows NT integration, client server database implementation, electronic mail and messaging, system and network security, and Internet/intranet and world wide web application deployment.

         The Company's ability to deliver integrated solutions is principally attributable to its technical expertise and its value-added reseller relationships with industry-leading vendors of information technology products such as Sun Microsystems, Oracle, Netscape, Cisco Systems, Hewlett Packard and Microsoft. To date, most of its revenues have been derived from the resale of products. The Company has also established relationships with leading aggregators of computer hardware and software products. These relationships enable it to provide its clients with competitive product pricing, ready product availability and services such as electronic product ordering, product configuration and testing and product warehousing and delivery.

         The Company's customer base varies from relatively small companies to Fortune 500 and other large and mid-sized companies. The Company's customer base is generally located in the southwestern United States, primarily in Texas, Arizona and Southern California; with an emphasis on industries such as semi-conductor manufacturing, publishing, hospitality, distribution, military, education, and state and local government.

         Management believes that the relationships of value-added resellers with certain industry-leading technology vendors provide them with access to resources such as technical training, technical documentation, evaluation units and leading-edge industry information. These resources represent significant value to large and mid-sized companies that typically do not maintain such in-house resources. Management also believes that reduced cost, increased productivity and broader sales coverage, particularly in the burgeoning middle market, is motivating technology vendors to sell their products through the value-added channel. Given these market forces, management believes that value-added resellers such as the Company will be well positioned to capitalize on anticipated growth in the industry.

         Given the size and highly fragmented composition of the industry, the Company believes there is an opportunity to implement a market roll-up program through the selective, strategic acquisition of other companies with complementary businesses in a revenue range of $5 million to $15 million per annum. Management believes that companies in this range of revenues may be receptive to the Company's acquisition program as often they are too small to be identified as acquisition targets of larger public companies or to attempt independently their own public offering. In particular, the Company intends to focus its acquisition strategy on candidates which have strong relationships with key technology vendors, a proven record of delivering high-quality network computing solutions and a customer base of large and mid-sized companies.


          The Company commenced its acquisition program with the acquisition of Solsource and HV Jones on March 17, 1998 and the further acquisition of OST on April 24, 1998. In addition, the Company has recently signed a letter of intent to acquire an additional company and is actively engaged in discussions with several other acquisition candidates. The acquisition subject to the letter of intent, however, remains in the preliminary stages and is subject to due diligence review and other conditions to closing. See "BUSINESS - Recent Acquisitions." The success of the acquisition program will likely be dependent upon, among other factors, the Company's ability to secure additional financing through the sale of debt or equity securities, and the development of an active trading market for the Company's securities, neither of which can be assured. See "RISK FACTORS."


BACKGROUND

          The Company was originally incorporated as "Pacific Rim Entertainment, Inc."("Pacific Rim") under the laws of Delaware in 1992. From 1992 through 1996, Pacific Rim had been engaged principally in the animated film production business. After several years of losses following its initial public offering in 1993, Pacific Rim suspended its business operations in 1996 and remained inactive while it sought to identify a strategic business combination with a private operating company. In December 1997, Pacific Rim acquired Osage Computer Group, Inc. ("Osage"), an Arizona corporation, which had been in the computer systems integration business since 1989. The acquisition was completed through a merger of Osage with and into a wholly-owned subsidiary of Pacific Rim which became effective on December 22, 1997 (the "Merger"). Thereafter, Pacific Rim assumed the historic operations of Osage and on March 10, 1998, changed its name to "Osage Systems Group, Inc." (the "Company"). The executive offices of the Company are located at 1661 East Camelback Road, Suite 245, Phoenix, Arizona 85016, and its telephone number is (602) 274-1299.

                                  THE OFFERING


Common Stock offered by the Selling Stockholders:..................     4,351,982 shares

Common Stock to be outstanding after the Offering:.................     7,353,319 shares(1)

Proceeds:..........................................................     The Company will not receive any of the
                                                                        proceeds from the sale of shares by
                                                                        Selling Stockholders.

Trading  Symbol (OTC Bulletin Board)...............................     OSGE



---------------------------


(1) The Company presently has 5,903,334 shares of Common Stock outstanding. The number of shares outstanding may increase as a result of this offering as 1,449,985 additional shares, subject to adjustment, may be issued upon the conversion of the Series A Shares and Series C Shares. The number of outstanding shares does not include 500,000 shares of Common Stock reserved for issuance pursuant to the conversion of the Company's Series B $3.00 Convertible Preferred Stock (the "Series B Shares") issued in the Merger and 1,300,000 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding stock options; nor does it include shares of Common Stock reserved for issuance pursuant to the exercise of outstanding Redeemable Warrants. See "DESCRIPTION OF SECURITIES."

                     SUMMARY CONSOLIDATED FINANCIAL DATA (1)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          YEAR ENDED DECEMBER 31
                                                              ---------------------------------------------
                                                                 1995             1996              1997
                                                              ----------       ----------       -----------
STATEMENT OF INCOME DATA:
  Net Sales ...........................................       $    7,392       $    9,908       $    14,191
  Gross profit ........................................            1,176            2,214             2,521
  Operating income (loss) .............................              118               71              (286)
  Net  income (loss) ..................................               77               35              (293)

  Net income (loss) per share: Basic ..................       $      .02       $      .01       $      (.06)
                               Diluted ................       $      .02       $      .01       $      (.06)

  Weighted average number of
     shares outstanding ...............................        4,916,400        4,868,200         4,820,000

                                                                                    DECEMBER 31, 1997
                                                                                    -----------------
BALANCE SHEET DATA:.............................................................
Cash and cash equivalents.......................................................           $2,576
  Working capital...............................................................            2,075
  Total assets..................................................................            4,880
  Shareholders' equity..........................................................            2,162

---------------------

(1) The financial data presented above reflects the relevant Statement of Income data and Balance Sheet data of Osage. Osage became publicly held by virtue of the Merger on December 22, 1997 with Pacific Rim, an inactive public company. Since, as a result of the Merger, the former stockholders of Osage acquired a controlling interest in Pacific Rim, the Merger has been accounted for as a "reverse acquisition." Accordingly, for financial statement presentation purposes, Osage is viewed as the continuing entity and the related business combination is viewed as a recapitalization of Osage, rather than an acquisition by Pacific Rim.

                                  RISK FACTORS

         An investment in the shares of Common Stock offered by this Prospectus involves a high degree of risk. Prospective purchasers of the shares of Common Stock offered hereby should carefully review the following risk factors as well as the other information set forth in this Prospectus.

         This Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Pro forma information contained within this Prospectus, to the extent it is predictive of the financial condition and results of operations that would have occurred on the basis of certain stated assumptions may also be characterized as forward-looking statements. Although forward-looking statements are based on assumptions made, and information believed, by management to be reasonable, no assurance can be given that such statements will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Such risks and uncertainties are described under the headings "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," "BUSINESS" and in the risk factors set forth below.

         1. Risks Related to Acquisition Strategy. The Company intends to grow primarily through the acquisition of additional value-added reseller businesses. Increased competition for acquisition candidates may develop in which event there may be fewer acquisition opportunities available to the Company as well as higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of risks, including possible adverse effects on the Company's operating results, diversion of management resources, failure to retain key personnel, risks associated with unanticipated liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Performance of, or other problems at, a single acquired company could have an adverse effect on the Company's national sales and marketing initiative. In addition, there can be no assurance that the Company or other value-added reseller businesses acquired in the future will achieve anticipated revenues and earnings.

         2. Need for Additional Financing; Risks Related to Acquisition Financing. Management believes that the Company has sufficient capital to implement its acquisition strategy in the near term. However, it is anticipated that in order to pursue the Company's acquisition strategy in the long term, the Company will continue to require additional financing, which the Company intends to obtain through a combination of traditional debt financing, the issuance of its shares and the placement of debt and equity securities. The Company intends to finance some portion of its future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. In the event that the Common Stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings.


          3. Additional Dilution Associated with Outstanding Securities. There are currently 1,449,985 shares of Common Stock, subject to adjustment, issuable upon the exercise of the Series A Shares and the Series C Shares covered by this Prospectus. Excluding the 500,000 shares of Common Stock issuable upon the conversion of the Series B Shares and the 1,300,000 shares of Common Stock issuable upon the exercise of outstanding stock options, the conversion of the Series A Shares and Series C Shares would have the effect of increasing the outstanding shares of the Company's Common Stock from 5,903,334 to 7,353,319. The Company is unable to predict the effect, if any, that the future sale of such shares, or the availability of such shares for future sale, will have on the market price for the Company's Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such influx of shares into the market could occur, could adversely effect the market price of the Common Stock and could impair the Company's future ability to obtain capital through offerings of equity securities or to accomplish its acquisition strategy. See "ADDITIONAL DILUTION ASSOCIATED WITH ACQUISITION STRATEGY."



          4. Additional Dilution Associated with Acquisition Strategy. The Company is likely to require additional financing to fund its acquisition strategy which may entail the issuance of additional shares of Common Stock or common stock equivalents, which would have the effect of further increasing the number of shares outstanding. See "NEED FOR ADDITIONAL FINANCING; RISKS RELATED TO ACQUISITION FINANCING." The acquisitions that were recently completed provide for the issuance of earn-out shares with an aggregate value of $3.7 million based upon the future net income of Solsource and HV Jones. In addition, at an assumed market price of $6.00 per share, an acquisition which is currently pending contemplates the issuance of approximately 333,334 shares of Common Stock, plus earn-out shares with a value of up to an additional $3.0 million in value if certain sales revenue and net income targets are achieved. See "BUSINESS ACQUISITION STRATEGY." Accordingly, in connection with the pending transactions and future acquisitions, if any, the Company will likely undertake the issuance of more shares of Common Stock without notice to the then existing stockholders. This may be done in order to, among others, facilitate a business combination, acquire assets or stock of another business, compensate employees or consultants or for other valid business reasons in the discretion of the Company's Board of Directors.


         5. Variability of Performance. The Company has experienced, and is expected to continue experiencing, quarterly variations in revenues and operating income as a result of many factors, including the timing of projects or purchases from customers, hiring of personnel and additional selling, general and administrative expenses incurred to support the Company's growth. In connection with certain projects, the Company could incur costs in periods prior to recognizing revenues under those contracts. In addition, the Company must plan its operating expenditures based on revenue forecasts, and a revenue shortfall below such forecast in any quarter would likely adversely affect the Company's operating results for the quarter.

         6. Substantial Reliance on Key Customers. The Company's customer base has been and continues to be highly concentrated, with its largest customer accounting for 44% and 65% of net sales in the fiscal years ended December 31, 1996 and 1997, respectively. Based upon historical and recent results and existing relationships with customers, the Company believes that a substantial portion of its net sales and gross profits will continue to be derived from sales to the Company's largest customers. There are no ongoing written commitments by such customers to purchase products and services from the Company. The Company has service contracts with many of its large customers to provide systems integration and other services. In general, such service contracts are project-based and terminable upon relatively short notice. There can be no assurance that the Company's service customers will continue to enter into service contracts with the Company or that existing contracts will not be terminated. All product sales by the Company are made on a purchase order basis. A significant reduction in orders from any of the Company's largest customers could have a material adverse effect on the Company's results of operations. There can be no assurance that the Company's largest customers will continue to place orders with the Company or that orders by such customers will continue at their previous levels.

         7. Dependence on Key Personnel. The success of the Company for the foreseeable future will depend largely on the continued services of its key executive officers and leading salespersons. The Company is particularly dependent upon Jack Leadbeater, Chief Executive Officer of the Company and David Olson, Chief Operating Officer of the Company, because of their industry knowledge, marketing skills and relationships with major vendors and customers. The Company has employment agreements with each of Messrs. Leadbeater and Olson, which contain a non-competition covenant which survive their actual term of employment for a term of one year. The Company maintains, and is the beneficiary of, life insurance policies each in the amount of $500,000 on the lives of Messrs. Leadbeater and Olson. There can be no assurance that the departure of such key personnel would not have a material adverse effect on the Company's results of operations. Furthermore, there can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to conduct its operations or to meet its future needs to accommodate growth successfully.

         8. Competitive Market for Technical Personnel. The Company's success depends in part on its ability to attract, hire, train and retain qualified managerial, technical and sales and marketing personnel, particularly for systems integration and support services. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the technical personnel it requires to conduct and expand its operations successfully. The Company's results of operations could be materially adversely affected if the Company were unable to attract, hire, train and retain qualified personnel.

         9. Dependence on Suppliers. The Company's business depends upon an adequate supply of hardware, software products and computer systems at competitive prices and on reasonable terms for resale by the Company. Consequently, the Company's results of operations are dependent, in part, upon the demand for, price of, technical capabilities of and quality of the products available for resale. The Company's principal suppliers are Sun Microsystems, Oracle, Netscape, Cisco Systems, Hewlett Packard and Microsoft.

         To mitigate against a risk of product shortage, the Company will procure some hardware and software products from multiple sources for the products it sells. Some products are available from only a single source, as manufacturers elect to provide a direct relationship with system integrators. The Company has supply contracts with its vendors and purchases hardware and software products, and computer systems on a purchase order basis. As a result, there can be no assurance that such products will continue to be available as required by the Company at prices or on terms acceptable to the Company.

         Although the Company has not experienced significant problems with its suppliers in the past, there can be no assurance that such relationships will continue or that, in the event of a termination of its relationships with its suppliers, it would be able to obtain alternative sources of supply for most products without a material disruption in the Company's ability to provide products to its customers. Any material disruption of the Company's supply of products would have a material adverse effect on the Company's results of operations.

         10. Dependence on Continued Authorization to Resell and Provide Manufacturer-Authorized Products and Services. The Company's future success in both product sales and services and support offerings will depend largely on its continued status as an approved reseller of products and its continued authorization as a service provider. With respect to many of the Company's hardware and software product sales, the Company maintains the highest levels of sales and service authorizations with many industry-leading manufacturers, including Sun Microsystems, Oracle, Netscape, Cisco Systems, Hewlett Packard, and Microsoft. Without such sales and service authorizations, the Company would be unable to provide the range of products and services currently offered by the Company. In general, the agreements between the Company and such manufacturers include termination provisions ranging from immediate termination to termination upon 90 days prior written notice. In addition, many of such agreements are based upon the Company's ability to sell a certain volume of each manufacturer's products and services. There can be no assurance that such manufacturers will continue to authorize the Company as an approved reseller or service provider.

         11. Year 2000 Issues. The Company is presently attempting to respond to Year 2000 issues. Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year associated with the program or an associated computation. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices or engage in normal business activities. Management expects to have substantially all of the systems application changes completed within the next 12 months and believes that its level of preparedness is appropriate.

                  The total cost to the Company of these Year 2000 compliance issues is not anticipated to be material to its financial position or results of operations in any given year. These costs and the date on which the Company plans to complete the Year 2000 modification and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurances that these estimates will be achieved and actual results could differ from those plans.

         12. Dividends. No dividends have been paid by the Company since inception and the payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings, if any, are expected to be retained to finance and develop the Company's business.

         13. No Legal or Tax Advice. Any purchasers of the Company's Common Stock should consult with their respective counsel, accountant or business adviser as to legal, tax and related matters concerning investment in the Common Stock offered hereby. An investment in the Common Stock may involve certain material federal and state tax consequences.

         14. Limited Public Market. Although the Company's Common Stock is listed for trading on the OTC Bulletin Board, there is currently only limited trading in the Company's Common Stock. There can be no assurances that a regular trading market will develop or be maintained for the Company's Common Stock.


         15. Substantial Voting Power of Principal Stockholders. The former stockholders of Osage, including, principally, Jack Leadbeater and David Olson, have voting control over up to 3.1 million shares of Common Stock. In addition, pursuant to the terms of Pacific Rim's acquisition of Osage, the former stockholders of Osage, as the holders of the Series B Shares, are entitled to elect a majority of the Board of Directors subject to certain performance criteria. See "PRINCIPAL STOCKHOLDERS - MATERIAL VOTING ARRANGEMENTS."



         16. Effect of Certain Anti-Takeover Provisions. Certain provisions of the Company's Certificate of Incorporation and the General Corporation Law of the State of Delaware (the "GCL") could deter a change in management of the Company or render more difficult an attempt to obtain control of the Company. For example, the Company is subject to the provisions of the GCL that prohibits a public Delaware corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 15% or more of the corporation's outstanding voting shares (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The Company's Certificate of Incorporation includes undesignated Preferred Stock, which may enable the Board to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise.



         In addition, the Company has proposed to amend its Certificate of Incorporation, (1) to provide for the classification of the Board of Directors into three different classes, and (2) to provide that directors shall only be removed for cause and by a supermajority vote of stockholders and to require consent of the Board of Directors to amend the Certificate of Incorporation. These proposals, if approved at the Company's Annual Meeting of Stockholders currently scheduled for June 12, 1998, could delay or frustrate the removal of incumbent directors and could make difficult a change in control transaction, even if such an event could be viewed as beneficial by the Company's stockholders. There can be no assurances, however, that such proposals will be approved by the requisite vote of stockholders. See "DESCRIPTION OF SECURITIES
- PROVISIONS HAVING A POSSIBLE ANTI-TAKEOVER EFFECT."



         17. Intense Competition. The Company encounters intense competition from numerous other systems integration companies. Many of the Company's competitors are larger and have greater financial and other resources and are better known to consumers than the Company. There can be no assurance that the Company will be able to continue to compete successfully in its markets.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Common Stock by the Selling Security Holders.

                  MARKET PRICE FOR THE COMPANY'S COMMON EQUITY

         The Company's Common Stock is listed on the OTC Bulletin Board under the symbol "OSGE." The following table sets forth the range of the high and low closing bid prices of the Common Stock.

                                                    Common Stock(1)(2)
                                                           High                     Low
                                                           ----                     ---

            1996
            1st Quarter                                    $0.01                    $ 0.01
            2nd Quarter                                    $0.03                    $ 0.01
            3rd Quarter                                    $0.03                    $ 0.03
            4th Quarter                                    $0.10                    $ 0.03

            1997
            1st Quarter                                    $0.25                    $ 0.10
            2nd Quarter                                    $0.25                    $ 0.25
            3rd Quarter                                    $0.37                    $ 0.25
            4th Quarter (through December 22, 1997)        $0.37(3)                 $ 0.12(3)
            4th Quarter (December 23, 1997
             through December 31, 1997)                    $4.00(4)                 $ 4.00(4)

            1998
            1st Quarter                                   $6.87                    $ 4.00


---------------------------

(1) All per share data reflect the cumulative effect of a 1 for 10 and a 1 for 20 reverse stock split.

(2) Represents the high and low bid prices of the Company's Common Stock as reported by the OTC Bulletin Board. Such prices are inter-dealer prices without retail mark-ups or commissions and may not represent actual transactions.

(3) Reflects the trading price prior to the effective date of the Merger with Osage.

(4) Reflects the trading price following the effective date of the Merger with Osage.

---------------------------


         The last reported bid price of the Common Stock was $6.00 as reported on the OTC Bulletin Board on May 8, 1998.


         RECORD HOLDERS

         As of May 8, 1998, there were approximately 209 holders of record of the Common Stock. Based upon depository requests in connection with the distribution of an Information Statement dated February 17, 1998, the Company believes the number of beneficial owners of its Common Stock exceeds 900.

         DIVIDENDS

         The Company has not paid any cash dividends, to date, and has no intention to pay any cash dividends on its Common Stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of the Board of Directors and to certain limitations under the General Corporation Law of the State of Delaware. The timing, amount and form of dividends, if any, will depend, among other things, on the Company's results of operations, financial condition, cash requirements and other factors deemed relevant by the Board of Directors.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of December 31, 1997. This table should be reviewed in conjunction with the Company's financial statements and related notes appearing elsewhere in this Prospectus.


                                                                       DECEMBER 31, 1997
                                                                         (IN THOUSANDS)
                                                                      --------------------

Shareholders' equity:
   Series A Preferred stock, $100 stated value; 122 shares authorized           $12
   and outstanding
   Series B Preferred stock, $100 stated value; 50 shares authorized              5
   and outstanding
   Common stock, $0.01 par value; 10,000,000 shares authorized;                  48
   4,820,000 shares issued and outstanding
   Additional paid-in capital                                                 2,773
   Accumulated deficit                                                         (676)
                                                                            -------
   Total shareholders' equity                                                 2,162
                                                                            -------

       Total capitalization                                                 $ 2,162
                                                                            =======

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

          Osage became publicly held by virtue of the Merger into a wholly-owned subsidiary of Pacific Rim Entertainment, Inc. ("Pacific Rim") on December 22, 1997. Pacific Rim had been an inactive public company at the time of the Merger. Osage had been a provider of network computing solutions since 1989. Following the Merger, Pacific Rim assumed the continuing operations of Osage and on March 10, 1998, changed its name to "Osage Systems Group, Inc." (the "Company"). Since, as a result of the Merger, the former stockholders of Osage acquired a controlling interest in Pacific Rim, the Merger has been accounted for as a "reverse acquisition." Accordingly, for financial statement presentation purposes, Osage is viewed as the continuing entity and the related business combination is viewed as a recapitalization of Osage, rather than an acquisition by Pacific Rim.


         Through its operating subsidiaries, the Company markets a broad range of information technology products and services intended to transform discrete hardware and software components into an integrated system. The Company's ability to deliver integrated solutions is principally attributable to its technical expertise and its value-added reseller agreements with industry-leading vendors of information technology products such as Sun Microsystems, Oracle, Netscape, Cisco Systems, Hewlett Packard and Microsoft. The Company has also established relationships with leading aggregators of computer hardware and software products. These agreements enable the Company to provide its clients with competitive product pricing, ready product availability and services. To date, most of its net sales have been derived from the resale of products from these vendors, however, the Company anticipates that as it continues to increase the technical expertise of its service personnel and broaden the geographic base of its marketing coverage, an increasing percentage of its net sales in the future will be derived from the services and support component of its business.

         The Company's objective is to provide clients with comprehensive information technology products, services and support. Management plans to achieve this goal through a combination of growth, through acquisition and accelerated internal growth. The Company is currently pursuing an aggressive acquisition strategy to enhance its position in its current markets and acquire operations in new markets. This strategy will focus on acquiring candidates who have a proven record of delivering high-quality technical services, a customer base of large and mid-sized companies and which may benefit from the Company's long-term growth strategy and status as a public company. See "BUSINESS - ACQUISITION STRATEGY."

RESULTS OF OPERATIONS

         The following table sets forth for the periods indicated certain financial data as a percentage of net sales:

                                            1995                           1996                          1997
                                  -------------------------    -------------------------     --------------------------
                                                    % OF                         % OF                          % OF
                                   AMOUNT         NET SALES       AMOUNT       NET SALES        AMOUNT        NET SALES
                                  -----------     ---------    -----------     ---------     ------------     ---------
NET SALES                         $ 7,391,969         100.0%   $ 9,908,379         100.0%    $ 14,191,203         100.0%
COST OF SALES                       6,215,830          84.1%     7,694,775          77.7%      11,670,066          82.2%
                                  -----------     ---------    -----------     ---------     ------------     ---------
     Gross profit                   1,176,139          15.9%     2,213,604          22.3%       2,521,137          17.8%
                                  -----------     ---------    -----------     ---------     ------------     ---------
SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES        1,058,410          14.3%     2,142,974          21.6%       2,807,340          19.8%
                                  -----------     ---------    -----------     ---------     ------------     ---------
INCOME (LOSS) FROM OPERATIONS         117,729           1.6%        70,630            .7%        (286,203)         (2.0%)
INTEREST EXPENSE                       (9,256)          (.1%)      (26,230)          (.3%)         (9,731)          (.1%)
                                  -----------     ---------    -----------     ---------     ------------     ---------
INCOME (LOSS) BEFORE PROVISION
     FOR INCOME TAXES                 108,473           1.5%        44,400            .4%        (295,934)         (2.1%)
PROVISION (BENEFIT) FOR INCOME
     TAXES                             31,042            .5%         9,464             --          (3,000)           --
                                  -----------     ---------    -----------     ----------    ------------     ----------
NET INCOME (LOSS)                 $    77,431           1.0%   $    34,936            .4%    ($   292,934)         (2.1%)
                                  ===========     =========    ===========     ==========    ============     ==========
NET INCOME (LOSS) PER SHARE:
Basic                             $       .02                  $       .01                   $       (.06)
                                  ===========                  ===========                   ============
Diluted                           $       .02                  $       .01                   $       (.06)
                                  ===========                  ===========                   ============



YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

         Revenues. Net sales increased by 43.2%, or $4.3 million to $14.2 million, for the year ended December 31, 1997 as compared to $9.9 million for the prior year. This increase in net sales was principally attributable to increased product sales to new and existing customers as the Company experienced favorable market acceptance of new products introduced by the Company's major vendors. In addition, the Company opened a new regional sales office which resulted in increased revenues. Consulting revenues increased 81.3% to $390,600 for the year ended December 31,1997 as compared to $215,500 for the prior year. This increase was primarily attributable to demand for the Company's consulting services and technical support resulting from the Company's increased focus on the service component of its revenue base.


         The Company's net sales are expected to increase during 1998 as the Company implements its acquisition strategy. Towards this end, the Company recently completed the acquisition of Solsource, HV Jones and OST entered into a letter of intent to acquire an additional company and is actively engaged in discussions with several other acquisition candidates. There can be no assurances that the acquisition subject to the letter of intent will be completed since it is preliminary in nature and subject to due diligence review and other conditions to closing. During 1997, Solsource, HV Jones and OST realized net sales of $7.3 million, $5.6 million and $11.9 million, respectively. On a proforma basis, the Company would have realized net sales of approximately $39.0 million during 1997 had each of these acquisitions occurred as of January 1, 1997.

         The Company's acquisition strategy relies primarily upon identifying target companies that fit within the Company's acquisition criteria and having sufficient financing available to complete its planned acquisitions. Although the Company has sufficient financing available to complete its pending acquisition target, there can be no assurances that sufficient financing will be secured so as to facilitate the continuation of the Company's acquisition program on a longer-term basis. Furthermore, due to the early stages of this program, there can be no assurances as to the long-term impact of the Company's acquisition strategy on the gross profits or net income of the Company.


         Gross Profit. The Company's cost of sales includes primarily, in the case of product sales, the cost to the Company of products acquired for resale, and in the case of services and support revenue, salaries and related costs. The Company's gross profit increased by 13.9% or $.3 million to $2.5 million for the year ended December 31, 1997 as compared to $2.2 million for the prior year. Gross profit margin decreased to approximately 17.8% during the year ended December 31, 1997, as compared to approximately 22.3% experienced during the prior year. During 1997, the Company experienced an overall decrease in its gross profit margin. This decrease was primarily due to cost reductions passed on to the Company's customers from its major vendors as a result of an increase in demand for the Company's products which occurred as certain customers increased their volume of purchases. Management believes that in the long term it will be able to sustain its profit margin as a result of its focus on providing a broad spectrum of products, services and support packages, and through a greater emphasis upon consulting and support services which typically have a higher profit margin.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses consist primarily of salaries, sales person compensation, employee benefits, travel, promotion and related marketing costs. Selling, general and administrative expenses increased by 31.0% or $.7 million to $2.8 million for the year ended December 31, 1997 as compared to $2.1 million for the prior year. This increase in expenses is primarily attributable to the expansion of the Company's infrastructure as it became publicly-held by virtue of the Merger transaction during the fourth quarter of 1997, including increased administrative personnel and increased travel and promotion expenses associated with the growth of the business. This included a non-cash charge of $300,000 attributable to the granting of shares of Common Stock to one of the Company's executive officers. During 1997, as a percent of net sales, selling, general and administrative expenses decreased to approximately 19.8%, from 21.6% experienced during the prior year.

         During the fourth quarter of 1997 and the first quarter of 1998, the Company increased its fixed payroll by the addition of three executive level personnel. This may have the effect in the short-term of resulting in an increase in the Company's selling, general and administrative expense as a percentage of net sales. This increase is likely to be offset in the near-term as the Company's revenues increase.

         As part of the Merger consideration, Pacific Rim granted options to purchase 800,000 shares of its Common Stock to the former stockholders of Osage. These options were granted at an exercise price of $3.00, and vest once the future earnings of the Company attain certain agreed upon levels, and are contingent upon the holder's continued employment by the Company. During 1997, the Company recorded no compensation expense associated with the granting of these options since the vesting of the Options was not probable at any time during this period. However, management believes that the Company will record compensation expense in the future if the earnings of the Company achieve agreed upon levels and other events occur that lead management to believe that vesting of the options is probable of occurrence. The expense, when recorded, could have an adverse effect on the Company's income for financial accounting purposes, as it would approximate the difference between the exercise price of the options and the fair market value of the Company's Common Stock at that time. This would have no effect, however, on the Company's cash flow from operations as the vesting of the options is a non-cash event, and ultimately, the exercise of the options would provide a capital infusion to the Company.


SELECTED QUARTERLY RESULTS OF OPERATIONS

         The following table presents certain condensed unaudited quarterly financial information for each of the eight (8) quarters through December 31, 1997. This information is derived from unaudited quarterly consolidated financial statements of the Company that include, in the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results of operations for such periods. Such information should be read in conjunction with the audited Consolidated Financial Statements of the Company and notes thereto appearing elsewhere in this Prospectus.

                                                                       QUARTER ENDED
                      -------------------------------------------------------------------------------------------------------------
                        Mar. 31,      June 30,     Sept. 30,      Dec. 31,      Mar. 31,     June 30,      Sept. 30,     Dec. 31,
                          1996          1996         1996           1996          1997         1997           1997          1997
                      -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
STATEMENT OF
OPERATIONS DATA:

Net Sales             $ 1,201,310   $ 2,055,097   $ 2,602,370   $ 4,049,602   $ 2,155,180   $ 3,036,574   $ 3,273,151   $ 5,726,298
Gross profit              309,738       377,343       636,068       890,455       494,422       598,605       678,665       749,445
Selling, general
and administrative
expenses                  283,830       299,331       433,371     1,126,442       439,261       447,510       609,242     1,311,327
Income (loss) from
operations                 25,908        78,012       202,697      (235,987)       55,161       151,095        69,423      (561,882)
Interest expense           (2,019)      (12,192)       (7,976)       (4,043)       (2,303)         (359)         (382)       (6,687)
Provision (benefit)
 for income taxes                                                     9,464                                                  (3,000)
Net income (loss)     $    23,889   $    65,820   $   194,721   $  (249,494)  $    52,858   $   150,736   $    69,041   $  (565,569)


         The Company's historical operating results have varied from quarter to quarter, and the Company expects that they will continue to do so. Due to the relatively fixed nature of certain of the Company's costs, including personnel and facilities costs, a decline in revenue in any fiscal quarter would result in lower profitability in that quarter. A variety of factors, many of which are not within the Company's control, influence the Company's quarterly operating results, including seasonal patterns of hardware and software capital spending by customers, information technology outsourcing trends, the timing, size and stage of projects, new service introductions by the Company or its competitors, levels of market acceptance for the Company's products or services or the hiring of additional staff. Operating results also may be impacted by the timing of revenues and changes in the Company's utilization rates. The Company believes, therefore, that past operating results and period-to-period comparisons should not be relied upon as an indication of future performance. The Company anticipates that its business will continue to be subject to such seasonal variations.


BACKLOG

         The Company normally ships systems promptly after receiving an order and therefore does not customarily have a significant backlog.

LIQUIDITY AND CAPITAL RESOURCES

         Historically, the Company has funded its operations primarily from cash generated by operations and, to a lesser extent, with funds from borrowings under the Company's revolving line of credit. For the year ended December 31, 1996, cash flow from operations was $142,800, after the payment of bonuses of $570,300. During the year ended December 31, 1997, cash flow from operations was $504,300, after the payment of bonuses of $652,000. The Company's cash flow from operations has been positively affected primarily by the increase in net sales, together with increases in the collection of accounts receivable and in the level of accounts payable. For the year ended December 31, 1997, accounts receivable increased $35,100 with accounts payable increasing $309,100 from December 31, 1996.

         The Company's working capital was $2,074,800 at December 31, 1997, as compared to a level of $210,900 at December 31, 1996. The increase in the Company's working capital during such period is principally attributable to the net proceeds received from a private placement of $3.66 million that was completed during the fourth quarter of 1997, and, to a lesser extent, to the growth of the Company's revenues during the period. A portion of the proceeds of the private placement was used by the Company to: (i) retire approximately $450,000 of short-term debt; (ii) pay the $500,000 cash component of the Merger consideration to the former Osage stockholders; and (iii) pay $160,000 of fees and expenses associated with the transaction.

         The working capital of the Company continued to increase during the first quarter of 1998 as the Company sold 600,000 shares of Common Stock in a private placement transaction at a purchase price of $3.50 per share, which resulted in net proceeds to the Company of $1,974,000, after paying commissions of $126,000.

         A $500,000 revolving credit facility was terminated by the Company in connection with the Merger. The Company is currently negotiating with several banks to secure a new credit facility. There can be no assurance, however, that the Company will obtain such facility on favorable terms, if at all.

         The Company believes that the Company's current working capital and the anticipated cash flow from operations will be adequate to fund operations for the near term. However, the Company has commenced an aggressive acquisition strategy (See "BUSINESS - ACQUISITION STRATEGY") which is likely to require additional financing in the near term. The Company intends to finance these acquisitions primarily through the use of cash, funds from lines of credit, if and when available, and shares of its Common Stock or other securities. In the event that the Company's Common Stock does not obtain or maintain a sufficient market value or potential acquisition candidates are otherwise unwilling to accept the Company's securities as part of the purchase price for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to continue its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. See "RISK FACTORS."


         The Company has recently initiated its acquisition program with the acquisition of Solsource, HV Jones and OST. See "BUSINESS - RECENT ACQUISITIONS." The Solsource acquisition was completed for the purchase price of $1.1 million; payable $200,000 in cash and $900,000 in newly issued shares of Common Stock priced at $6.00 per share. The HV Jones acquisition was completed for the purchase price of $1,975,000; payable $395,000 in cash and $1.58 million in preferred stock that converts into Common Stock during the next four quarters at a conversion rate equal to the lower of $6.87 per share or a 33% premium over the average closing price of the Company's Common Stock for the 10 trading days prior to each date of conversion. The OST acquisition was completed for the purchase price of $5.26 million; payable $2.5 million in cash at the closing, $260,000 in 1999, $2.0 million in newly issued shares of Common Stock priced at $6.00 per share and $500,000 in a key employee retention program.



YEAR 2000 MATTERS

         The Company is presently attempting to respond to Year 2000 issues. Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year associated with the program or an associated computation. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices or engage in normal business activities. Management expects to have substantially all of the systems application changes completed within the next 12 months and believes that its level of preparedness is appropriate.

         The total cost to the Company of these Year 2000 compliance issues is not anticipated to be material to its financial position or results of operations in any given year. These costs and the date on which the Company plans to complete the Year 2000 modification and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurances that these estimates will be achieved and actual results could differ from those plans.

IMPACT OF INFLATION

         The effects of inflation on the Company's operations were not significant during the periods presented.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income ("SFAS 130"), which is effective for financial statements for periods beginning after December 15, 1997 and establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The Company does not believe the adoption of SFAS 130 will have a material impact on its financial statement presentation or related disclosures.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information ("SFAS 131") which is effective for fiscal years beginning after December 15, 1997 and establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131 may require additional disclosures and will be effective beginning January 1, 1998.

                                    BUSINESS

GENERAL


         The Company was originally incorporated as Pacific Rim under the laws of Delaware in 1992. From 1992 through 1996, Pacific Rim had been engaged principally in the animated film production business. After several years of losses following its initial public offering in 1993, Pacific Rim suspended its business operations in 1996 and remained inactive while it sought to identify a strategic business combination with a private operating company. Pacific Rim acquired, and thereafter, assumed the historic business of Osage in the Merger that became effective on December 22, 1997. Osage had been a provider of network computing solutions since 1989.


         Through its operating subsidiaries, the Company markets a broad range of information technology products and services intended to transform discrete hardware and software components into an integrated system. The Company offers integration services which assist customers in dealing with issues during the entire life cycle of their systems; including system architecture and design, product acquisition, configuration and implementation, ongoing operational support, and evolutions in technology. The Company provides solutions to complex information technology problems including system availability and performance, UNIX/Microsoft Windows NT integration, client server database implementation, electronic mail and messaging, system and network security, and Internet/intranet and world wide web application deployment.

         The Company's ability to deliver integrated solutions has enabled it to establish a customer base ranging from relatively small companies to Fortune 500 and other mid-sized companies. The Company's customer base is generally located in the southwestern United States, primarily in Texas, Arizona and Southern California; with an emphasis in industries such as semi-conductor, manufacturing, publishing, hospitality, distribution, military, education and state and local government.

         Management believes that its success is attributed principally to its technical expertise, marketplace relationships, vendor alliances, direct sales strategy and customer service orientation. The Company intends to grow primarily through the acquisition of other value-added reseller businesses with similar characteristics to the Company, and leveraging the common pool of resources created by such acquisitions.

INDUSTRY BACKGROUND

         Dealing with the forces of change such as eroding profit margins, shrinking business cycles and increased global competition has become a central issue for businesses. Organizations of all sizes have recognized information technology as being a competitive advantage in coping with such market forces. These organizations have also realized that systems built on networked technology, including client server databases, internet protocol ("IP") based networks and the Internet/intranet systems can be more effective in enabling this competitive advantage than are legacy systems built on older technology.

         The increasingly complex nature and rapid change in technology has created increased demand for companies with the expertise to design, integrate, implement and manage the technology. This requires the services of a systems integrator that has the proper blend of vendor relationships, resources, technical expertise, products and services to integrate these technologies. In recognition of the increasing complexity of computer systems and technologies, growing numbers of technology users have been utilizing systems integrators to coordinate information technology services and products. According to the Computer Industry Report dated July 1997, the systems integration market is forecast to grow 11% incrementally worldwide between 1996 and 2001 and 12% incrementally in the United States for the same period. This service segment is estimated to account for $60 billion of the worldwide Information Technology market in 2001.

         Management further believes that the relationships of value-added resellers with certain industry-leading technology vendors provide them with access to resources such as technical training, technical documentation, evaluation units and leading-edge industry information. These resources represent significant value to large and mid-sized companies that typically do not maintain such in-house resources. Management also believes that reduced cost, increased productivity and broader sales coverage, particularly in the burgeoning middle market, is motivating technology vendors to sell their products through the value-added channel. Given these market forces, management believes that value-added resellers such as the Company will be well positioned to capitalize on anticipated growth in the industry.

BUSINESS STRATEGY

         The Company's objective is to provide clients with comprehensive information technology products, services and support. Management plans to achieve this goal through a combination of growth through acquisition and accelerated internal growth. The Company intends to carryout the following strategies.

Expanding New and Existing Markets through Acquisitions: The Company is currently pursuing an aggressive acquisition strategy to enhance its position in its current markets and acquire operations in new markets. In particular, the Company will focus its acquisition strategy on candidates that have a proven record of delivering high-quality technical services, a customer base of large and mid-sized companies and which may benefit from the synergies offered by the Company's acquisition strategy. Management believes the Company will have many acquisition opportunities in a fragmented market and be able to offer the management of these acquisition candidates an opportunity to continue operating their respective businesses as well as to participate in a company with a growth strategy and liquid trading market for its securities. The Company looks forward to expanding into new and existing markets by acquiring well-established value-added resellers that are leaders in their regional markets. Given the size and highly fragmented composition of the industry, the Company believes that there is an opportunity to implement a market roll-up program within the value-added reseller industry.

Accelerating Internal Growth: A key component of the Company's strategy is to accelerate internal growth of the Company's existing business as well as the existing business of its acquisitions. The Company expects that internal growth can be accelerated by:

         Applying Additional Resources to Current Operations. The value-added reseller organizations which the Company expects to acquire are primarily small, privately held companies. The Company intends to facilitate internal growth of these acquisitions by providing them with access to capital resources and technical expertise in product procurement and integration services. Management recognizes that the Company's capital resources are presently limited and anticipates that future financing activities will be required to increase its capital resources. There is a risk that the Company will be unable to secure such additional resources. See "RISK FACTORS."

         Leverage Additional Opportunity Through the Collective Skill Set. While the collective skills of the acquired companies may have a high degree of overlap there will also be technical and market areas which are unique to particular companies. The Company intends to create an environment in which each of the acquired companies is able to cross-leverage their unique skills and markets for the benefit of the entire organization. Management considers that this will result in increased operating efficiencies without proportionate increases in administrative costs.

         Increase Services Revenues. The Company plans to implement a marketing initiative designed to increase services revenues through the development of standardized service packages. The Company intends to create standardized service packages in several areas, including systems administration, database administration, security and systems and network performance tuning. Management believes that such service packages will make the Company's products and services more cost-effective and accessible to customers as well as increase the Company's profit margins.

         Development of Identity. The Company intends to produce marketing materials and develop the market image and reputation of the Company as a "national organization" of regional companies, with the goal of providing business opportunities which would not normally be available to a regional company.

ACQUISITION STRATEGY

         The Company believes there are many attractive acquisition candidates in its industry because of the highly fragmented composition of the marketplace, the industry participants' need for capital and their owners' desire for liquidity. The Company is pursuing an aggressive acquisition program to consolidate and enhance its position in its current market and to acquire operations in new markets.

         Initially, the Company intends to expand its business through selective, strategic acquisitions of other companies with complementary businesses in a revenue range of $5 million to $15 million per annum. Management believes that companies in this range of revenues may be receptive to the Company's acquisition program as often they are too small to be identified as acquisition targets of larger public companies or to attempt independently their own public offerings. In particular, the Company intends to focus its acquisition strategy on candidates which have a strong relationship with key technology vendors, a proven record of delivering high-quality network computing solutions and a customer base of large and mid-sized companies.

         The Company believes it can successfully implement its acquisition strategy due to: (i) the highly fragmented composition of the market; (ii) its strategy for creating a national company, which should enhance the acquired company's ability to compete in its local and regional market through an expansion of offered services and lower operating costs; (iii) the additional capital that management anticipates will become available for internal growth;
(iv) the potential for increased profitability as a result of the Company's centralization of certain administrative functions, greater purchasing power, and economies of scale; (v) the Company's status as a public corporation; (vi) a decentralized management strategy, which should, in most cases, enable the acquired company's management to remain involved in the operation of the Company; and (vii) the ability to utilize its experienced management in identifying acquisition opportunities.

         A "platform acquisition" is defined by management as one that creates a significant presence for the Company in a new geographic market. The Company intends, where possible, to make a platform acquisition in a targeted market by acquiring an established, high quality local company. The Company will retain the management as well as the operating, sales and technical personnel of a platform acquisition to maintain continuity of operations and customer service. The Company will seek to increase an acquired company's revenues and improve its profitability by implementing the Company's operating strategies for internal growth.

         A "tuck-in" acquisition on the other hand will more likely occur in an existing market, will be smaller than a platform acquisition and will enable the Company to offer additional services or expand into secondary markets within the region already served. When justified by the size and business line of an existing market acquisition, the Company expects to retain the management, along with the operating, sales and technical personnel of the acquired company while seeking to improve that company's profitability by implementing the Company's operating strategies. The Company also contemplates effecting tuck-in acquisitions of small companies or individual systems integration operations in existing markets. In most instances, operations acquired by tuck-in acquisition can be integrated into the Company's existing operations in that market, resulting in elimination of duplicative overhead and operating costs.

RECENT ACQUISITIONS


         The Company commenced its acquisition program with the acquisition of Osage and has recently acquired Solsource, HV Jones and OST. Solsource is a systems integrator headquartered in Carlsbad, California with principal sales offices in Northern and Southern California. Solsource has two operating divisions within the company. A presentation division provides portable UNIX laptops and high end data projection equipment into the mobil computing marketplace. A systems integration division provides complete hardware, software and service solutions to address data and network security problems in large and small commercial organizations. Solsource also provides specialized services for security audits, firewall penetration testing and anti-virus protection. It distributes hardware and software products from well known manufacturers such as Sun Microsystems, Cisco Systems, Microsoft, Netscape, Checkpoint and Trend Micro. In 1996, Solsource was ranked by Inc. Magazine as the 21st fastest growing private company in America. Solsource employs approximately 30 people and during its most recent fiscal year, realized revenues of $7.3 million.



         The Solsource acquisition was completed for a purchase price of $1.1 million; payable $200,000 in cash and $900,000 in agreed-upon value of newly issued common shares priced at $6.00 per share. Additional earn-out shares may be issued if Solsource achieves certain performance targets.



         HV Jones is a complex systems integrator headquartered in Houston, Texas, with a sales and development office in Austin, Texas. HV Jones provides proprietary services and turnkey technology infrastructure solutions in the areas of business assessment, enterprise resource planning, interoperability, database, networking and security. A major focus of its services is the enterprise wide interoperability between UNIX and NT environments. This includes: networking, server platforms, databases and systems management interoperability services. Another major focus of HV Jones is providing the complete data center infrastructure necessary to support enterprise resource planning solutions such as SAP. Its market focus is on the middle market (Fortune 1000 - 5000) in the sectors of manufacturing, distribution, medical, telecommunications and general business. HV Jones represents hardware and software products from well known manufacturers such as Hewlett Packard, Sun Microsystems, Netscape, Silicon Graphics, Oracle, Cisco Systems, Ascend and Digital Equipment Corp. HV Jones employs approximately 20 people and during its most recent fiscal year, realized revenues of $5.6 million.





         The HV Jones acquisition was completed for a purchase price of $1,975,000; payable $395,000 in cash and $1.58 million in preferred stock that converts into common stock during the next four quarters at a conversion rate equal to the lower of $6.87 or a 33% premium over the average closing price of the Company's common stock for the ten (10) trading days prior to each date of conversion. Additional earn-out shares may be issued if HV Jones achieves certain performance targets.


     OST has been in the systems integration business since 1992 and is headquartered in Pompano Beach, FL, with a satellite software sales office in Melbourne, FL. OST installs open-system computer products that provide businesses with comprehensive solutions for Network Integration, Internet Access, System Security, Network and Systems Management, including Enterprise-wide Backup. OST is a value-added reseller for Sun Microsystems, Hewlett-Packard and Lawson Software. Lawson Software is a provider of client-server accounting, human resources, materials management and distribution management software and is a leader in web-based financial applications. In 1997, OST was ranked by the South Florida Business Journal as the 23rd fastest growing high-tech company and the 28th fastest growing company in South

Florida. OST employs 24 people and during its most recent fiscal year, realized revenues of $11.9 million.



         The OST acquisition was completed for a purchase price of $5.26 million; payable $2.5 million in cash at closing, $260,000 in cash during 1999, $2.0 million in agreed upon value of newly issued common shares priced at $6.00 per share and $500,000 in a key employee retention program.



         On a proforma basis, the Company would have realized net sales of approximately $39.0 million during 1997 had each of these acquisitions occurred as of January 1, 1997.



         The Company believes that the acquisition of these companies will enhance its client base through expansion into new markets in California, Texas and South Florida.


PRODUCTS AND SERVICES

         The Company is a provider of network computing solutions. The Company markets a broad range of information technology products and services intended to transform discrete hardware and software components into an integrated system. The Company offers integration services which assist customers in dealing with issues during the entire life cycle of their systems, including system architecture and design, product acquisition, configuration and implementation, ongoing operational support, and evolutions in technology. The Company provides solutions to complex information technology problems including system availability and performance, UNIX/Microsoft Windows NT integration, client server database implementation, electronic mail and messaging, system and network security, and internet/intranet and world wide web application deployment.


         The Company's customer base varies in range from relatively small companies to Fortune 500 and other large and mid-sized companies. They are geographically located in the southwestern United States, primarily in Texas, Arizona, and Southern California and the Southeastern United States, primarily in South Florida; and they span various industries including semi-conductor manufacturing, publishing, hospitality, distribution, military, education, and state and local government.


         The Company's ability to deliver integrated solutions is principally attributable to its technical expertise and its value-added reseller agreements with industry-leading vendors of information technology products such as Sun Microsystems, Oracle, Netscape, Cisco Systems, Hewlett Packard and Microsoft. To date, most of its revenues have been derived from the resale of products from these vendors. Additional sales are accrued to small, niche vendors whose products augment those of the three major vendors in areas such as backup management, security and network and infrastructure management. The Company has also established relationships with leading aggregators of computer hardware and software products. These agreements enable the Company to provide its clients with competitive product pricing, ready product availability and services such as electronic product ordering, product configuration and testing and product warehousing and delivery.

         The Company plans to implement a marketing initiative designed to increase services revenues through the development of standardized service packages. The Company intends to create standardized service packages in several areas, including systems administration, database administration, security and systems and network performance tuning. Management believes that such service packages will make the Company's products and services more cost-effective and accessible to customers as well as increase the Company's profit margins.

         The Company has a strategy for providing products and services in four practice areas. They are: Network Interoperability; Security; Electronic Messaging and Electronic Commerce;

and Database and Application Integration. The Company's business strategy is to combine market-leading products with its highly skilled technical personnel to deliver comprehensive information technology solutions based within these practice areas to new and existing clients.

         Network Interoperability

         Management believes there is a tremendous opportunity for system integrators in view of the split in the business community over the use of computer operating systems between UNIX or Microsoft Windows NT. UNIX appears to have captured a larger share of the enterprise computing environment, whereas Windows NT has a larger percentage of the workgroup server and desktop market. The traditional enterprise application such as financial applications, distribution, manufacturing and order entry are typically run in a UNIX or mainframe environment, whereas the workgroup technologies that have been commonly deployed on the internet have been typically rendered on the Windows NT platform. In order for applications such as SAP, BAAN and Peoplesoft to be made available over the internet, UNIX and Windows NT must be effectively integrated to a reliable and stable computing infrastructure. This creates tremendous opportunities for systems integrators such as the Company to provide network interoperability services to middle market and Fortune 1000 companies.

         The Company designs networks, conducts performance audits, integrates differing technologies and provides consulting services for issues such as data backup and restore, disaster recovery, and server consolidation. All of these services are designed to drive product sales in the areas of enterprise and departmental servers, software licenses, network components, UNIX workstations, and related equipment.

         Security

         The growth in internet activity and connections has provided a huge opportunity for business, however, at the same time it has exposed businesses to risk through unauthorized access to corporate data which is mission-critical and confidential. It is more important now than ever to ensure that customer networks and data are secure. The Company has built a practice around data and network security which is a rapidly growing market. The service and product offerings in this area are numerous. From a product standpoint, the Company offers software for firewalls, virus protection, attack recognition, content protection, network monitoring, data encryption, and user authentication. From a services perspective, the Company's offerings include services to build a security policy, design and implement security solutions, perform penetration testing, carry out security audits, and provide training and support.

         Electronic Messaging and Electronic Commerce

         While messaging and electronic commerce are different, they share the same underlying technologies and quite often go hand-in-hand. The advent of the internet has brought electronic messaging (e-mail) to virtually every aspect of business. While growth in this area has paved the way for companies to do business over the internet (inter-company communication as well as business to business electronic commerce), it has also created a technology management nightmare for corporations around the world. Products from a multitude of hardware and software vendors has created a mixture of incompatible technologies. The Company helps these customers design, and build messaging networks that will become the infrastructure not only for e-mail, but for Electronic Commerce as well. E-mail is no longer being looked at as a novelty. It is now being viewed by many medium and large-sized companies as a necessity. Unfortunately, these systems have not been designed with the features that are necessary to achieve compatibility among systems. The Company provides the correct mix of computer hardware, software and expertise to design and implement messaging networks and systems. The Company can help evaluate, select, test, design, implement, and support networks for a variety of end users from small single location users to large industrial multi-location users.

Database and Application Integration

         As data has proliferated within corporations, it has done so using many formats, technologies, and system platforms. For example, manufacturing and distribution information may be stored on a mainframe or enterprise UNIX system while sales and marketing information is likely stored on personal computers in small departmental networks and product information is being stored on UNIX based engineering workstations and networks. This data is often fragmented, stored in many different products and formats, and can be difficult to access and consolidate. Data needs to be integrated with information that is currently available on a company's web-site, and made accessible in a secure manner. This has created a need to develop systems that will standardize and centralize data storage and delivery techniques. The Company offers products and services that are designed to accomplish this. These services include database installation, performance tuning, database design, database management and administration, as well as data migration.

SALES AND MARKETING


         The Company currently focuses its marketing and sales efforts on referrals from vendors and major corporations through its direct sales and marketing staff. The Company believes that its direct sales and support, including having salespersons serve as client-relationship managers, lead to better account penetration and management, better communications and long-term relationships with its clients and more opportunities for follow-on sales of products and services to its existing client base. To date, the Company has focused its sales and marketing efforts on large and mid-sized customers within the Southwestern United States, principally Arizona, California and Texas; and the Southeastern United States, principally South Florida.


         As part of its business strategy, the Company intends to expand the size of the Company's sales and marketing staff. Historically, the Company has conducted limited marketing. Most efforts have been through referrals from vendors and direct sales calls made by individual sales personnel. Each salesperson's compensation is commission-based. Sales personnel derive sales leads from individual business contacts, the marketing department's efforts and from customer referrals from suppliers and vendors, many of whom receive requests from clients seeking an authorized reseller to design and install their new systems.

         The Company benefits from the name recognition of the products that it sells and has successfully utilized its relationships with vendors and manufacturers to build strong product and service sales. Management expects to continue to utilize these relationships. Additional business opportunities with some of its major clients may develop as a result of the implementation of the Company's acquisition strategy.

         The Company intends to hire additional sales and service personnel as the business grows. The Company's sales and marketing focus continues to be technology-driven, with systems engineers participating with direct sales personnel as part of a team approach to sales and marketing. Sales personnel also participate in training programs designed to introduce new products and new versions of existing products and to provide industry information and sales technique instruction. Management believes that it maintains a competitive advantage by continually educating its sales force on the latest technologies and through the increased role of high-level engineers in the sales process.

         In addition, management has plans to develop a marketing department dedicated to facilitating the sales process. External marketing efforts would continue to include brochures, direct mail programs, formulation of marketing strategies designed to create new business opportunities, development of sales presentation materials and follow-up of prospects introduced to the Company by its existing clients and vendors.

COMPETITION

         The information technology value-added channel is comprised of a large number of participants and is subject to rapid change and intense competition. The Company will face competition from system integrators, value-added resellers, local and regional network services firms, telecommunications providers, network equipment vendors and computer system vendors, many of which have significantly greater financial, technical and marketing resources and greater name recognition and generate greater revenue than the Company does. The Company expects to continue to face, additional competition from new entrants into its markets. Increased competition may result in price reductions, fewer client projects, underutilization of Company personnel, reduced operating margins and loss of market share, any of which could materially adversely effect its business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully against current or future competitors. The failure of the Company to compete successfully would have a material adverse effect on its business, operating results and financial condition.

FACILITIES

         The Company owns no real property and currently leases all of its office space. The Company leases the office space that houses its executive offices in Phoenix, Arizona, totaling approximately 8,900 square feet. The lease expires in August 1999. The Company uses this facility for its executive, marketing, administrative, finance and management personnel. The Company also leases a small office in Tucson, Arizona as a sales facility. The Solsource operations occupy approximately 5,600 square feet of leased office facilities in Carlsbad,

California. The HV Jones operations occupy approximately 5,900 square feet of leased office facilities in Houston, Texas and Austin, Texas. The OST operations occupy approximately 9,600 square feet of leased office facilities in Pompano Beach, Florida. The Company believes that it has sufficient space for its current and anticipated near-term needs.


PERSONNEL


         As of May 8, 1998, the Company employed 94 persons, of whom 41 were engaged in sales and marketing, 29 were engaged in providing the Company's technical services and 24 were engaged in finance, administration and management functions.


         None of the Company's employees is covered by a collective bargaining agreement. There is increasing competition for experienced technical professionals and sales and marketing personnel. The Company's future success will depend in part on its ability to continue to attract, retain and motivate highly qualified personnel. See "RISK FACTORS." The Company considers relations with its employees to be good.

LEGAL PROCEEDINGS

         There are currently no legal proceedings pending to which the Company is a party or to which any of its properties is subject.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to each of the executive officers and directors of the Company.

               NAME                     AGE        POSITION
               ----                     ---        --------

            Jack R. Leadbeater           43        Chairman of the Board and Chief Executive
                                                   Officer

            David S. Olson               40        Director, Chief Operating Officer and President

            Michael G. Glynn             41        Director, Executive Vice President

            John Iorillo                 31        Director, Chief Financial Officer

            Andrew P. Panzo              33        Director


         The following is a brief summary of the business experience of the foregoing directors and executive officers.

         JACK R. LEADBEATER

         Mr. Leadbeater became Chairman and Chief Executive Officer of the Company on the effective date of the Merger on December 22, 1997. Mr. Leadbeater remains President and a director of Osage, positions he has held since 1993. From 1987 to 1993, Mr. Leadbeater served as President of a privately held computer systems integration company. Prior to 1987, Mr. Leadbeater was employed as a regional sales manager by MAI Canada Ltd., an international manufacturer of mini-computers. Mr. Leadbeater is a graduate of the University of Manitoba, Canada with a Business/Commerce degree and a major in Marketing.

         DAVID S. OLSON

         Mr. Olson became director, President and Chief Operating Officer of the Company on the effective date of the Merger on December 22, 1997. Mr. Olson remains a director and Executive Vice-President/General Manager of Osage, positions he has held since 1993. From 1989 to 1993, Mr. Olson served as an Executive Vice-President of a privately held computer systems integration company. Prior to 1989, he was employed by Sun Microsystems Canada Ltd. where his responsibilities included sales as well as market development in the petroleum exploration market. Prior to joining Sun Microsystems, Mr. Olson was an Account Manager at Digital Equipment, Canada where he sold information processing technology to major national accounts in the petroleum exploration market. Mr. Olson is a graduate of the University of Calgary, Canada with a Bachelor of Science degree and a major in Computer Science.

         MICHAEL G. GLYNN

         Mr. Glynn became a director of the Company on March 10, 1998. Mr. Glynn became an Executive Vice-President of the Company on the effective date of the Merger on December 22, 1997. During 1997, Mr. Glynn served as Director of Sales for the Southwest region of United States for Compuware, a publicly-traded software manufacturer. From 1996 to 1997, Mr. Glynn served as Senior Vice President and Chief Operating Officer of Prologic Management Systems, a publicly-traded software development company. From 1993 to 1996, he was Director of Sales and International Business Development at Access Technologies (formerly Access Graphics, a division of Lockheed Martin), an aggregator of computer software and hardware. From 1991 to 1993, Mr. Glynn served on the Football staff at the University of Colorado. Mr. Glynn is a graduate from the University of Notre Dame with a Bachelor of Arts degree in the Program of Liberal Studies and Languages and a Master of Divinity degree. He is also continuing his graduate work at Northwestern University's JL Kellogg Graduate School of Management.

         JOHN IORILLO

         Mr. Iorillo became Chief Financial Officer of the Company on February 16, 1998 and a director on March 27, 1998. From 1990 to 1998, Mr. Iorillo was employed as a certified public accountant by Deloitte and Touche LLP where his responsibilities included the oversight of audit engagements, participation in various merger and acquisition projects and other related activities. Mr. Iorillo is a graduate of Cleveland State University with a Bachelor of Business Administration degree in Accounting with a minor in Economics.

         ANDREW P. PANZO

         Mr. Panzo became a director of the Company during December 1997. Mr. Panzo is President of American Maple Leaf Financial Corporation in Philadelphia, Pennsylvania, an investment banking firm which specializes in emerging growth companies. He is also a director of The Eastwind Group, Inc., a public company. Mr. Panzo is a graduate of the University of Connecticut and has a Masters degree in International Business and Finance from Temple University.


         PROPOSAL TO ESTABLISH A CLASSIFIED BOARD



         The Company intends to submit for stockholder approval at its next annual meeting of stockholders, proposals to, among others: (i) approve an amendment to the Company's Certificate of Incorporation (the "Certificate") to provide for the classification of the Company's Board of Directors into three different classes and to establish procedures for filing vacancies on the Board; and (ii) approve an Amendment to the Certificate to provide that directors shall only be removed for cause and by a supermajority vote of stockholders and to require the consent of the Board to any further amendments to the Certificate.

         If the Amendment to the Certificate to provide for a classified Board is adopted, the Board of Directors will be divided into three classes. Jack Leadbeater and David Olson will be elected for a term expiring at the Company's 2001 annual meeting. John Iorillo will be elected for a term expiring at the Company's 2000 annual meeting and Michael Glynn and Andrew Panzo will be elected for a term expiring at the Company's 1999 annual meeting; and in each case, until their successors are duly elected and qualified. At each annual meeting after the 1998 annual meeting, directors will be elected to succeed those directors whose terms have been expired and each person so elected will serve for a three year term.



         The Company has tentatively scheduled June 12, 1998 as the date of its annual meeting of stockholders, however, to date, has not yet circulated proxies in connection with the proposals to be voted on, and cannot determine with any certainty whether the proposals to be voted on will be approved.


DIRECTORS' COMPENSATION

         The Company currently has no policy with respect to the granting of fees to directors in connection with their service to the Company. However, the Company may reimburse directors for their cost of travel and lodging to attend meetings of the Board of Directors or committees thereof. In connection with their service as directors of the Company, each of Messrs. Steven B. Rosner, Bernard Buchwalter, Ike Suri and Richard Someck received 1,000 shares of Common Stock of the Company during the fiscal year ended December 31, 1997. Prior to or in connection with the effective date of the Merger, Messrs. Buchwalter, Suri and Someck resigned as directors of the Company. Mr. Rosner subsequently resigned as a director on March 27, 1998.

EXECUTIVE COMPENSATION

Summary Compensation Table

                                                                              LONG TERM COMPENSATION
                                                                --------------------------------------------
                                                                           AWARDS                PAYOUTS
                                                                ---------------------------  ---------------
                                         ANNUAL COMPENSATION       RESTRICTED
                                         -------------------          STOCK        OPTIONS/    ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR       SALARY        AWARD(S)($)     SARS(#)   COMPENSATION($)
---------------------------               ----       ------        -----------     -------   ---------------
JACK R. LEADBEATER                        1997      $89,967(1)          -0-      351,057(2)   $261,463
Chairman of the Board and Chief           1996      $49,417             N/A          N/A      $236,335
Executive Officer                         1995                                                $ 55,000

DAVID S. OLSON                            1997      $89,967(3)          -0-      351,057(2)   $261,463
Director, Chief Operating Officer         1996      $64,417             N/A          N/A      $236,335
and President                             1995      $25,000                                   $ 55,000

MICHAEL G. GLYNN                          1997        -(4)-            -0-(5)    100,000(6)        -0-
Director and Executive Vice               1996          N/A             N/A          N/A           N/A
President

STEVEN B. ROSNER                          1997          -0-         $   100(7)       -0-      $100,000(8)
Former President, Secretary and           1996          -0-             -0-          -0-           -0-
Director                                  1995          -0-             -0-          -0-           -0-


----------------------------

(1) Reflects Mr. Leadbeater's compensation during 1997, 1996 and 1995 as an officer and director of Osage. As of December 22,1997, Mr. Leadbeater entered into an employment agreement with the Company pursuant to which his scheduled base compensation for 1998 is $200,000. See "EMPLOYMENT ARRANGEMENTS."

(2) Includes options to purchase 332,000 shares of Common Stock granted as part of the Merger. Also includes options to purchase 19,057 shares of Common Stock granted immediately following the Merger.

(3) Reflects Mr. Olson's compensation as an officer and director of Osage during 1997, 1996 and 1995. As of December 22, 1997, Mr. Olson entered into an employment agreement with the Company pursuant to which his scheduled base compensation for 1998 is $200,000. See "EMPLOYMENT ARRANGEMENTS."

(4) Mr. Glynn became an officer of the Company on December 22, 1997. Mr. Glynn's scheduled compensation for 1998 is $200,000. Mr. Glynn entered into an employment agreement with the Company as of December 22, 1997. See "EMPLOYMENT ARRANGEMENTS."

(5) Does not include 200,000 shares of Common Stock being held by the Company which are subject to release at the rate of 100,000 shares on each of December 22, 1998 and 1999; provided that Mr. Glynn remains employed by the Company on those dates.

(6) Pursuant to the terms of his employment agreement, Mr. Glynn was granted options to purchase 100,000 shares of Common Stock.


(7) Represents the fair market value of 1,000 shares of Common Stock granted to Mr. Rosner during the year ended December 31, 1997 in connection with his service as a director of Pacific Rim.

(8) Mr. Rosner had been the President and a director of Pacific Rim since January 1997. He resigned his position as an officer of Pacific Rim effective upon the Merger, and resigned as a director on March 27, 1998. While the directors and executive officers of Pacific Rim received no annual compensation during the fiscal years ended December 31, 1997, 1996 and 1995, Mr. Rosner received $100,000 during the fiscal year ended December 31, 1997 in consideration for the provision of Pacific Rim's executive offices, reimbursement of certain expenses on behalf of Pacific Rim and for consulting services by Mr. Rosner in connection with the financial and administrative reorganization of Pacific Rim. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


EMPLOYMENT ARRANGEMENTS

         The Company has employment agreements with each of Messrs. Leadbeater, Olson, Glynn and Iorillo. Each of Messrs. Leadbeater, Olson and Glynn are provided with an annual salary of $200,000. The agreement with Mr. Iorillo provides for an annual salary of $100,000. Each of Messrs. Leadbeater and Olson are employed for an initial term of three years, commencing December 1997 with successive year-to-year renewals in the event that neither they, nor the Company, elect to terminate the agreement after the initial term. Each of Messrs. Glynn and Iorillo are employed for an initial term of one year commencing December 1997 and February 1998, respectively, with successive year-to-year renewals in the event that the agreement is not earlier terminated. The employment agreements of Messrs. Leadbeater, Olson, Glynn and Iorillo contain non-competition and non-solicitation provisions which survive their actual employment for a term of one year. Mr. Glynn has been granted 200,000 shares under his employment arrangement; 100,000 of which vest at the end of his first year of employment and the remainder of which vest at the end of his second year of employment. Each of Messrs. Glynn and Iorillo were also granted options to purchase 100,000 shares of Common Stock of the Company. See "SUMMARY COMPENSATION TABLE."

STOCK OPTIONS

         The Company's 1993 Stock Option Plan provides for the issuance of both "Incentive Stock Options" as well as "Nonqualified Options" to be issued to employees, consultants and others. An aggregate of 100,000 shares of Common Stock were reserved for issuance under this plan. No options have been granted under this plan since inception.

         The Company also adopted the "Outside Directors Stock Option Plan" pursuant to which options to purchase an aggregate of 2,500 shares of Common Stock have been authorized on an annual basis to each outside director who has served during the immediately preceding year. No options have been granted under this plan since inception.


         In connection with the Merger, Pacific Rim granted the former stockholders of Osage options to purchase 800,000 shares of Common Stock. Such options have a term of six years and an exercise price of $3.00 per share. The options vest: (i) 50% once the Company's audited financial statements reflect annual earnings for the preceding year of no less than $.20 per share and (ii) 100% once the Company's audited financial statements reflect annual earnings for the preceding year of no less than $.30 per year.

         Under the terms of their respective employment agreements, each of Messrs. Glynn and Iorillo were granted options to purchase 100,000 shares of Common Stock. Mr. Glynn's options are subject to the same exercise price and vesting criteria as the options granted pursuant to the Merger. Mr. Iorillo's options are subject to an exercise price of $5.00 per share, are scheduled to expire on January 1, 2002 and vest upon the earlier of: (i) January 1, 2001, provided Mr. Iorillo remains continuously employed by the Company; (ii) fifty percent (50%) of the options, however, shall vest earlier than January 1, 2001, provided that at such earlier date the Company's annual earnings equal or exceed $.20 per share; and (iii) one hundred percent (100%) of the options, however, shall vest earlier than January 1, 2001, provided that at such earlier date the Company's annual earnings equal or exceed $.30 per share.

         Immediately following the Merger, the Company issued to various employees and agents, including Messrs. Leadbeater and Olson, options to purchase in the aggregate 100,000 shares of Common Stock at an exercise price of $3.00 per share. Such options have a term of two years and vest at various rates during such period in accordance with the terms of the respective option agreements.


         The Company intends to submit for stockholder approval at its next annual meeting of stockholders a proposal to amend the 1993 Stock Option Plan to increase the number of shares available for issuance pursuant to grants thereunder from 100,000 to 2,000,000.



         The Company has tentatively scheduled June 12, 1998 as the date of its annual meeting of stockholders, however, to date, has not yet circulated proxies in connection with the proposals to be voted on, and cannot determine with any certainty whether the proposals to be voted on will be approved.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Based solely on its review of copies of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, and written representations from certain reporting persons, the Company believes that during fiscal 1997 all reporting persons timely complied with all filing requirements applicable to them, except for certain reports, which include: (i) a Form 3, and Forms 4 and 5 for Mr. Rosner; and (ii) a Form 3 and Forms 4 and 5 for each of Messrs. Bernard Buchwalter, Ike Suri and Richard Someck. Messrs. Buchwalter, Suri and Someck resigned as directors prior to or in connection with the Merger.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                          -------------------------------------
                                   Individual Grants
                          -------------------------------------
                            Number of          % of Total
                            Securities        Options/SARs       Exercise
                            Underlying         Granted to           or
                           Option/SARs        Employees in      Base Price         Expiration
Name                      Granted(#)(1)       Fiscal Year         ($/Sh)              Date
----                      -------------       -----------         ------              ----

Jack R. Leadbeater            19,057              1.9%             $3.00       December 19, 2000
Jack R. Leadbeater           332,000             33.2%             $3.00       December 19, 2003
David S. Olson               332,000             33.2%             $3.00       December 19, 2003
David S. Olson                19,057              1.9%             $3.00       December 19, 2000
Michael G. Glynn             100,000               10%             $3.00       December 19, 2003
Steven B. Rosner               -0-                N/A                N/A                     N/A
------------------------

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                 Number of Securities
                                                                      Underlying
                                                                      Unexercised          Value of Unexercised
                                                                     Options/SARs        In-the-Money Options/SARs
                                                                     at FY-End (#)                  at
                             Shares                                     Shares                  FY-End ($)
                           Acquired on                               Exercisable/              Exercisable/
Name                       Exercise(#)      Value Realized ($)       Unexercisable            Unexercisable (2)
----                       -----------      ------------------   ---------------------        --------------

Jack R. Leadbeater             -0-                 -0-           (E)0/(U)351,057            (E)$0/(U)$351,057

David S. Olson                 -0-                 -0-           (E)0/(U)351,057            (E)$0/(U)$351,057

Michael G. Glynn               -0-                 -0-           (E)0/(U)100,000            (E)$0/(U)$100,000(3)

Steven B. Rosner               -0-                 -0-           (E)0/(U)0                  (E)$0/(U)$0
------------------------


 (1) As part of the purchase price in the Merger, each of Messrs. Leadbeater and Olson were granted options to purchase 332,000 shares of Common Stock. Such options have a term of six years commencing in December 1997 and an exercise price of $3.00 per share. Provided Messrs. Leadbeater and Olson remained employed by the Company, the options vest: (i) 50% once the Company's audited financial statements reflect annual earnings for the preceding year of no less than $.20 per share and (ii) 100% once the Company's audited financial statements reflect annual earnings for the preceding year of no less than $.30 per year. Messrs. Leadbeater and Olson were also each granted options to purchase 19,057 shares of the Company's Common Stock immediately following the Merger. These options vested upon grant.

(2) Based upon the high bid price ($4.00 per share) of the Company's Common Stock on the last reported trading date during the year ended December 31, 1997 as reported on the OTC Bulletin Board.

(3) Pursuant to the terms of his employment agreement, Mr. Glynn was granted options to purchase 100,000 shares of Common Stock. Such options have a term of six years commencing in December 1997 and an exercise price of $3.00 per share. Provided that Mr. Glynn remains employed by the Company, the options vest: (i) 50% once the Company's audited financial statements reflect annual earnings for the preceding year of no less than $.20 per share and (ii) 100%, once the Company's audited financial statements reflect annual earnings for the preceding year of no less than $.30 per year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT ARRANGEMENTS

         The Company has employment agreements with Messrs. Leadbeater, Olson, Glynn and Iorillo. The terms of Mr. Glynn's agreement include the grant of options to purchase 100,000 shares of Common Stock which have not vested and the grant of 200,000 shares of Common Stock which have not vested. The terms of Mr. Iorillo's agreement includes the grant of options to purchase 100,000 shares of Common Stock which have not vested. See "MANAGEMENT - EMPLOYMENT ARRANGEMENTS."

CONSULTING SERVICES


         Mr. Rosner received $100,000 during the fiscal year ended December 31, 1997 in consideration for the provision of Pacific Rim's executive offices prior to the Merger, reimbursement of certain expenses on behalf of Pacific Rim and for consulting services by Mr. Rosner in connection with the financial and administrative reorganization of Pacific Rim.


SALE OF COMMON STOCK


         During November 1997, Pacific Rim sold shares of Common Stock in a private placement transaction at a purchase price of $.10 per share which generated net proceeds in excess of $300,000. In such private placement transaction, Mr. Rosner purchased 190,000 shares at a purchase price of $19,000. In addition, two Delaware limited partnerships, of which Mr. Rosner is the sole general partner, purchased in the aggregate 691,692 shares of Common Stock at a purchase price of $69,169. See "PRINCIPAL STOCKHOLDERS."

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth, as of May 8, 1998, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than 5% of the Company outstanding Common Stock. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding stock, as of such date, of all officers and directors, individually and as a group.



                                                        Shares Owned      Percentage of
                                                        Beneficially       Outstanding
Name and Address                                        and of Record         Shares
                                                              (1)
                                                        -------------    ----------------
Jack R. Leadbeater ..................................     683,057(2)           11.1%
1661 East Camelback Road, Suite 245
Phoenix, AZ 85016

David S. Olson ......................................     683,057(2)           11.1%
1661 East Camelback Road, Suite 245
Phoenix, AZ 85016

Michael G. Glynn ....................................          (3)                0%
1661 East Camelback Road, Suite 245
Phoenix, AZ 85016

John Iorillo ........................................          (4)                0%
1661 East Camelback Road, Suite 245
Phoenix, AZ 85016

Andrew P. Panzo .....................................      11,000(5)            (*)
2 Penn Center Plaza, Suite 605
Philadelphia, PA  19102

Godwin Finance Ltd. .................................     350,000               5.9%
Whitehill House
Newby Road Industrial Estate
Newby Road
Hazel Grove, Stockport SK7 5DA, England

Steven B. Rosner ....................................     617,850(6)           10.5%
1220 Mirabeau Lane
Gladwynne, PA 19035

Michael Lauer .......................................     800,000(7)           13.6%
375 Park Avenue, Suite 2006
New York, NY  10152

All Directors and Officers as a group (5 persons) ...   1,377,114             21.7%


--------


(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 5,903,334 shares of Common Stock outstanding as of May 8, 1998.

(2) Includes 456,500 shares of Common Stock, 207,500 shares issuable upon conversion of the Series B Shares and 19,057 shares issuable upon the exercise of vested options. Does not include options to purchase 332,000 shares of Common Stock which have not vested. Also, does not include 1.5 million shares of Common Stock held in a voting trust over which the holders of the Series B Shares, including Messrs. Leadbeater and Olson, have voting rights. See "MATERIAL VOTING ARRANGEMENTS."

(3) Does not include 200,000 shares of Common Stock being held by the Company in escrow, which are subject to release at the rate of 100,000 shares on each of the first and second anniversaries of the commencement of Mr. Glynn's employment with the Company; provided, that Mr. Glynn remain an employee of the Company at the time such shares are released. Does not include options to purchase 100,000 shares of Common Stock which have not vested.

(4) Does not include options to purchase 100,000 shares of Common Stock granted to Mr. Iorillo pursuant to his employment agreement, and which have not vested. Mr. Iorillo is a director and the Chief Financial Officer of the Company.

(5) Includes the indirect ownership of the shares owned by American Maple Leaf Financial Corporation. Mr. Panzo is an officer and director of American Maple Leaf Financial Corporation.

(6) Includes the direct ownership of 192,850 shares and the indirect ownership of 414,025 shares through Mr. Rosner's role as the sole general partner of two Delaware limited partnerships, Diversified Investment Fund, L.P. (50,000 shares) and PRE Investors, L.P. (375,000 shares).

(7) Includes direct ownership of 40,000 shares and investment control of 760,000 shares through Mr. Lauer's role as Managing Member of Lancer Management Group LLC which is the Manager of Lancer Offshore, Inc. (420,000 shares) and Lancer Voyager Fund (70,000), and Lancer Management Group, II, which is the Manager of Lancer Partners, L.P. (270,000 shares). Mr. Lauer acts as Investment Manager of each of these funds.

(*)      Less than 1%.

----------------------

MATERIAL VOTING ARRANGEMENTS

Voting Rights of Series B Shares

         For so long as the Company continues to satisfy certain performance criteria (the "Voting Rights Performance Criteria") and until the third anniversary of the Merger, the holders of Series B Shares are entitled to vote in the election of directors by casting as many votes in total as equates to the total number of shares that may be cast in the election of directors by the holders of Common Stock, plus one; provided that the holders of the Series B Shares may only elect a majority of the Board of Directors by voting for their own nominees. The holders of the Series B Shares will also be entitled to vote as a class on all matters brought to a vote of stockholders. The Company shall remain in compliance with the Voting Rights Performance Criteria so long as for the first three years following the year of the Merger, its annual audited financial statements reflect earnings per share of $.05, $.10, and $.15, respectively. Failure to meet the Voting Rights Performance Criteria in any of the first three years after the closing of the Merger results in the termination of such rights.


         Pending the adoption of a classified Board of Directors scheduled to be voted upon at the next scheduled meeting of the Company's stockholders, the holders of the Series B Shares have agreed to relinquish voting rights for the election of directors.


Voting Trust

         In conjunction with the Merger, certain historic stockholders of the Company placed in a voting trust (the "Voting Trust") 1.5 million shares of Common Stock with voting rights as to such shares vested in the holders of the Series B Shares, including Messrs. Leadbeater and Olson. The Voting Trust shall remain in effect until the earlier of: (i) the end of the 18th month following the Merger; or (ii) such earlier date when all of its shares have either been released to its beneficial owners or allocated in satisfaction of the purchase price in the Merger. For every three month period during the term of the Voting Trust in which no shares are issued in satisfaction of the purchase price, 250,000 shares may be released to such historic stockholders of the Company from the Voting Trust.


        The holders of the Series B Shares and certain of the holders of the shares within the Voting Trust have engaged in discussions relative to the reduction of the shares held within the Voting Trust. Although these discussions are not final, if agreed upon, the shares held in the Voting Trust would be reduced from 1.5 million to 500,000, and the 500,000 shares would remain in the Voting Trust until the end of the 18th month following the Merger.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


         The Company is authorized to issue 10,000,000 shares of Common Stock, $.01 par value per share, of which 5,903,334 are currently outstanding.


         Holders of Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights.

         Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of Common Stock are not redeemable and have no pre-emptive or similar rights. All outstanding shares of Common Stock are fully paid and non-assessable.


         900,000 of the shares of Common Stock issued to the former Osage stockholders in the Merger are subject to an upward adjustment to the extent that during any of the six (6) consecutive three (3) month periods following the date of this Prospectus, the "Quarterly Value" of the Company's Common Stock, as to 150,000 shares during each such applicable three (3) month period, is below $2.00. The "Quarterly Value" shall be derived from a combination of: (i) sales of shares of the Company's Common Stock by the former Osage stockholders in open market transactions, upon which value shall be measured by the average per share sales price; or (ii) to the extent that open market sales have not generated sales proceeds to the former Osage stockholders of at least $300,000 (based upon the sale of 150,000 shares), then the remaining value (i.e., the difference between the sum total of such sales and $300,000) shall be measured based upon the average of the closing bid and ask prices of the Company's Common Stock on the principal exchange, automated quotation system or over-the-counter market for the fifteen trading days before the last trading day in each such respective three month period (such last trading date hereinafter referred to as the "Valuation Date"); provided, however, that such average price is $2.00 or higher, and if the average price is lower than $2.00, the value of such unsold shares shall be measured based upon 85% of the aforesaid average closing bid and ask prices for the fifteen trading days before the Valuation Date. Quarterly Value shall then be determined by making separate non-cumulative computations on each of the respective Valuation Dates to determine how many shares of the Company's Common Stock have been sold during the three month period, or would need to be sold (assuming the sale) on such Valuation Dates, in order for the former Osage stockholders to have yielded gross receipts of at least $300,000 upon the sale of 150,000 shares.



         To the extent that a sale or deemed sale of 150,000 shares yields for the former Osage stockholders less than $300,000 during any such applicable three month period, then, and in that event, the Company would be required to issue to the former Osage stockholders such number of additional shares of Common Stock as would provide them with a yield of $300,000 on the sale or deemed sale of Common Stock during the applicable three month period (the "Additional Shares"). The Additional Shares may either be issued by the Company as newly issued shares of Common Stock; or may be withdrawn from a voting trust of 1,500,000 shares established by existing Company stockholders upon the closing of the Merger. See "MATERIAL VOTING ARRANGEMENTS - VOTING Trust." If, at the time Additional Shares are required to be issued, the Company remains in compliance with the Conversion Performance Criteria, the Additional Shares will be withdrawn from the Voting Trust. If, however, the Company is not in compliance with the Conversion Performance Criteria, the Additional Shares will be issued by the Company as newly issued shares of Common Stock.


PREFERRED STOCK

         Within the limits and restrictions contained in the Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), in one or more series, and to fix, as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights, and any other preference or special rights and qualifications.

         SERIES A $3.00 CONVERTIBLE PREFERRED STOCK

         The Board of Directors has authorized the designation of a series of Preferred Stock as Series A $3.00 Convertible Preferred Stock, with such rights and preferences as are described in the following summary. The Company currently has 122 Series A Shares outstanding.

         -     Liquidation Preference

         The Series A Shares shall have a liquidation preference of $30,000 per Series A Share, plus any accrued dividends thereon. The holders of the Series A Shares and the Series B Shares shall share ratably in all liquidation preferences. Accordingly, if the Company shall liquidate or dissolve, after payment to all creditors, no distribution shall be made to holders of the Company's Common Stock, unless prior thereto holders of the Series A Shares and the holders of the Series B Shares have received $30,000 per share.

         -     Dividends

         The holders of the Series A Shares shall not be entitled to receive dividends.

         -     Conversion

         The holders of the Series A Shares have the right at any time to convert the principal amount of the purchase price of the Series A Shares into shares of Common Stock at a conversion rate (the "Series A Conversion Rate") of $3.00 per share of Common Stock.

         The number of shares of Common Stock into which each Series A Share shall be convertible shall be subject to adjustment to protect against dilution in the event the Company shall declare a stock dividend, make a distribution on the Common Stock, divide or reclassify the outstanding shares of Common Stock.

         -     Voting Rights

         Prior to the conversion of the Series A Shares, the holders thereof shall have no voting rights.

         -     Redemption

         Commencing six months from the date of the Closing of this Offering, all, but not less than all, of the Series A Shares may be redeemed at any time by the Company at its sole discretion at $3.00 per Series A Share upon thirty
(30) days' written notice to the holders (the "Redemption Notice"), provided that at the time of the Redemption Notice: (i) the average of the closing bid and ask prices of the Company's Common Stock shall have exceeded $5.00 for the twenty (20) trading days preceding the date of the Redemption Notice; (ii) the shares of Common Stock issued or issuable upon conversion of the Series A Shares are subject to an effective Registration Statement; and (iii) Lexington Capital Partners & Co. (the "Private Placement Agent") shall have waived any restrictions upon the resale of such shares. See "RESTRICTIONS UPON RESALE." The holders of the Series A Shares shall be entitled to exercise their conversion option during said thirty (30) day notice period.

         -     Certificate of Designation

         The terms described above are merely summaries of the salient features of the Series A Shares. The actual terms are contained within a definitive Certificate of Designation on file with the Delaware Secretary of State.

         SERIES B $3.00 CONVERTIBLE PREFERRED STOCK

         The Board of Directors has authorized the designation of a series of Preferred Stock as Series B $3.00 Convertible Preferred Stock, with such rights and preferences as are described below in the following summary.
The Company currently has 50 Series B Shares outstanding.

         -     Liquidation Preference

         The Series B Shares shall have a liquidation preference of $30,000 per Share. The holders of the Series B Shares and the Series A Shares shall share ratably in all liquidation preferences. Accordingly, if the Company shall liquidate or dissolve, after payment to all creditors, and payment of the liquidation preference to the holders of the Series A Shares, no distribution shall be made to holders of the Common Stock, unless prior thereto holders of the Series B Shares and the holders of the Series A Shares shall have received $30,000 per share.

         -     Dividends

         Each holder of the Series B Shares shall be entitled to dividends only when, as and if declared by the Board of Directors. Each holder of the Series B Shares will share with the holders of the Common Stock, on an "as converted" basis, any dividends declared on the Common Stock. The Company may, at its sole election, pay any dividend in either cash or in shares of Common Stock, based on the Conversion Rate (as hereafter defined) of the Series B Shares.

         -     Conversion

         The holders of the Series B Shares have the right at any time to convert the $1.5 million principal amount of the shares, plus any and all accrued dividends thereon, into shares of the Company's Common Stock at the Series B Conversion Rate of $3.00 per share. The Series B Conversion Rate is subject to adjustment provided that at the time of conversion the Company remains in compliance with the Conversion Performance Criteria. The Company shall remain in compliance with the Conversion Performance Criteria so long as during each of the fiscal quarters in the first, second and third years after the Merger, the Company achieves earnings per share of $.0125, $.025 and $.0375, respectively. As so adjusted, the Series B Conversion Rate shall be the lower of: (i) $3.00 per share of Common Stock; or (ii) the average of the closing bid and ask prices of the Common Stock on the principal exchange, automated quotation system or over-the-counter market for the 15 trading days prior to the date of conversion. The failure to meet the Conversion Performance Criteria for any particular quarter will not adversely effect the computation of the Series B Conversion Rate for any subsequent quarter.

         The number of shares of Common Stock into which each Series B Share shall be convertible shall be subject to adjustment to protect against dilution in the event the Company shall declare a stock dividend, make a distribution on the Common Stock, divide or reclassify the outstanding shares of Common Stock.

         -     Voting Rights

         The holders of Series B Shares are entitled to vote in the election of directors by casting as many votes in total as equates to the total number of shares that may be cast in the election of directors by the holders of Common Stock, plus one; provided that the holders of the Series B Shares may only elect a majority of the Board of Directors by voting for their own nominees. The holders of the Series B Shares will also be entitled to vote as a class on all matters brought to a vote of stockholders. The foregoing rights of the holders of the Series B Shares shall terminate upon the earlier of: (i) the first date upon which the Company no longer complies with the Voting Rights Performance Criteria; or (ii) the third anniversary of the closing of the Merger. The Company shall remain in compliance with the Voting Rights Performance Criteria so long as for the first three years following the closing of the Merger, its annual audited financial statements reflect earnings per share of $.05, $.10, and $.15, respectively. Failure to meet the Voting Rights Performance Criteria in any of the first three years after the closing of the Merger results in the termination of such rights of holders of the Series B Shares. Upon termination of such rights, the holders of the Series B Shares shall have no voting rights and their consent shall not be required for the taking of any action except as required by law.

         -     Redemption

         The Series B Shares are not subject to redemption by the Company.

         -     Certificate of Designation

         The terms described above are merely summaries of the salient features of the Series B Shares. The actual terms are contained within a definitive Certificate of Designation on file with the Delaware Secretary of State.

         SERIES C CONVERTIBLE PREFERRED STOCK

         The Board of Directors has authorized the designation of a series of Preferred Stock as Series C Convertible Preferred Stock, with such rights and preferences as are described in the following summary. The Company currently has
105.3 Series C Shares outstanding.

         -     Liquidation Preference

         The Series C Shares shall have a liquidation preference of $15,000 per Series C Share. The holders of the Series A Shares, Series B Shares and Series C Shares shall share ratably in all liquidation preferences. Accordingly, if the Company shall liquidate or dissolve, after payment to all creditors, and payment of the liquidation preference to the holders of the Series A and Series B Shares, no distribution shall be made to the holders of the Common Stock, unless prior thereto, holders of the Series C Shares shall have received a liquidation preference of $15,000 per share.

         -     Dividends

         The holder of the Series C Shares shall be entitled to dividends only when, as and if declared by the Board of Directors. The holder of the Series C Shares will share with the holders of the Common Stock, on an "as converted" basis, any dividends declared on the Common Stock.

         -     Conversion

         The Series C Shares shall automatically convert into shares of the Company's Common Stock on the last day of each of the three month periods following the issuance of the Series C Shares (March 18, 1998). $455,000 of the Series C Shares shall convert on June 18, 1998. Thereafter, on each of the next three month periods following issuance, $375,000 of Series C

Shares shall convert into Common Stock. The Series C Shares shall convert into shares of Common Stock at a conversion rate (the "Series C Conversion Rate") equal to the lower of: (i) $6.87 per share; or (ii) a 33% premium over the average of the closing prices of the Company's Common Stock on the principal exchange, automated quotation system or over-the-counter market upon which the Company's Common Stock trades, for the ten trading days prior to the date of each conversion.

         -    Voting Rights

         Prior to the conversion of the Series C Shares, the holder thereof shall have no voting rights.

         -    Redemption

         The Series C Shares are not subject to redemption by the Company.

         -   Certificate of Designation

         The terms described above are merely summaries of the salient features of the Series C Shares. The actual terms are described within the definitive Certificate of Designation on file with the Delaware Secretary of State.


PROPOSAL TO INCREASE AUTHORIZED SHARES



         The Company intends to submit for stockholders at its next annual meeting of stockholders proposals to, among others: (i) approve an Amendment to the Certificate to increase the number of shares of common stock the Company is authorized to issue from 10,000,000 to 50,000,000; and (ii) to approve an Amendment to the Certificate to increase the number of shares of preferred stock the Company is authorized to issue from 1,000 to 10,000,000.



         The Company has tentatively scheduled June 12, 1998 as the date of its annual meeting of stockholders, however, to date, has not yet circulated proxies in connection with the proposals to be voted on, and cannot determined with any certainty whether the proposals to be voted on will be approved.


REDEEMABLE WARRANTS

         In connection with its initial public offering ("IPO") in November 1993, the Company issued 2,310,000 redeemable warrants (the "Redeemable Warrants"), of which 11,554 remain outstanding. The Redeemable Warrants can be redeemed by the Company at a price of $0.05 per warrant commencing November 10, 1994 and ending November 10, 1998, following any period in which, for 20 consecutive trading days, the closing bid price of the Company's Common Stock is equal to or greater than 200% of the IPO price, as adjusted (initially $10.00 per share). After giving effect to certain 1 for 10 and 1 for 20 reverse stock splits, the exercise and call prices of the Redeemable Warrants are $1,000 and $10 per warrant, respectively. The Redeemable Warrants expire as of November 10, 1998.

REGISTRATION RIGHTS

         This Prospectus has been prepared, in part, pursuant to the registration rights granted in connection with the sale of shares of Common Stock in the Merger, the concurrent sale of the Company's Series A Shares, and the subsequent sale of shares of Common Stock in certain private placement transactions (including the recently completed acquisition of HV Jones). The Company has agreed to register the resale of all of the shares issued in the Merger, even though Messrs. Leadbeater and Olson have elected to include only 120,000 shares within this Prospectus. The additional shares acquired in the Merger by Messrs. Leadbeater and Olson will likely be covered by a subsequent registration statement filed by the Company with the Securities and Exchange Commission during the third or fourth quarter of 1998.

         The Company has also granted registration rights in connection with its recent acquisitions of Solsource and OST. In connection with the Solsource acquisition, the Company has agreed to use its best efforts to prepare and file, not later than the 90th day following the first anniversary of the Solsource closing, a registration statement with the Securities and Exchange Commission for the purpose of facilitating the public resale of 75,000 of the 150,000 shares distributed in the Solsource acquisition. In the event, however, that Solsource fails to achieve certain performance criteria agreed upon by the parties in the acquisition transaction, no shares shall be registered on the first anniversary of the closing, rather, the Company would use its best efforts to prepare and file, no later than the 90th day after the second anniversary of the closing, a Registration Statement for the purposes of facilitating the public resale of the shares distributed in the acquisition transaction, as well as any additional shares of Common Stock that were "earned-out" by Solsource following the closing.



         In connection with the OST acquisition, the Company has agreed to use its best efforts to prepare and file not later than May 25, 1998, a registration statement with the Securities and Exchange Commission for the purpose of facilitating the public resale of the 333,334 shares issued in that transaction.


PROVISIONS HAVING A POSSIBLE ANTI-TAKEOVER EFFECT

         Delaware General Corporation Law


         The Company is governed by the provisions of Section 203 of the GCL, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with its affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.


         The provisions regarding certain business combinations under the GCL could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices.

         The provisions described above, together with the voting rights of the Series B Shares and the ability of the Board of Directors to issue Preferred Stock as described under "Preferred Stock," may have the effect of delaying or deterring a change in the control or management of the Company.

         Certificate of Incorporation

         One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.


         The Company has proposed to amend its Certificate to provide for the classification of the Board of Directors and to provide that directors shall only be removed for cause and by a supermajority vote of stockholder, as well as, to require the consent of the Board of Directors to amend the Certificate. These proposals, if approved by the stockholders, could delay or frustrate the removal of incumbent directors and could make more difficult a change in control transaction. There can be no assurance that such proposals will be approved by the requisite vote of stockholders. See "RISK FACTORS."


LIMITATIONS ON DIRECTORS' LIABILITIES, INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE

         The Company's Certificate of Incorporation and Bylaws reflect the adoption of the provisions of Section 102(b)(7) of the GCL, which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the GCL is amended to authorize corporate action further eliminating or limiting personal liability of directors, the Certificate of Incorporation provides that the liability of the director of the Company shall be eliminated or limited to the fullest extent permitted by the GCL. The Company's Certificate of Incorporation and Bylaws also provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employer or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Company, in accordance with, and to the full extent permitted by, the GCL. In addition, the Certificate of Incorporation and Bylaws authorize the Company to maintain insurance to cover such liabilities. As of the date hereof, the Company has not purchased Directors' and Officers' Liability Insurance.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

TRANSFER AGENT

         The Transfer Agent for the Common Stock is Continental Stock Transfer & Trust Company.

                            SELLING SECURITY HOLDERS

         All of the shares of Common Stock of the Company offered by this Prospectus are being sold for the account of the selling security holders identified in the following table (the "Selling Security Holders").

         The Selling Security Holders are offering for sale an aggregate of 4,351,982 shares of Common Stock which include: (i) 2,901,997 shares of Common Stock; (ii) 1,220,000 shares of Common Stock, subject to adjustment, which may be issued upon the conversion, if at all, of the Series A Shares; and (iii) 229,985 shares of Common Stock, subject to adjustment, which may be issued upon the conversion of the Company's outstanding Series C Shares. The shares of Common Stock, Series A Shares and Series C Shares were previously issued by the Company in private placement transactions. 131,000 of the shares covered by this Prospectus are being offered by certain directors and executive officers. 1,350,000 of the shares covered by this Prospectus are being offered by the Company's principal stockholders. Certain of the shares of Common Stock being offered by the Selling Security Holders are subject to restrictions upon resale. See "PLAN OF DISTRIBUTION - Restrictions Upon Resale."

         The following table sets forth the number of Shares being held of record or beneficially (to the extent known by the Company) by such Selling Security Holders and provides (by footnote reference) any material relationship between the Company and such Selling Security Holder, all of which is based upon information currently available to the Company.

         The shares of Common Stock offered by the Selling Security Holders may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers.

                                       SHARES BENEFICIALLY OWNED                 SHARES TO BE BENEFICIALLY
                                           PRIOR TO OFFERING                        OWNED AFTER OFFERING
                                   -------------------------------               -------------------------
                                                                      SHARES
                                      NUMBER                           BEING        NUMBER
NAME                                 OF SHARES          PERCENT       OFFERED      OF SHARES      PERCENT
----                                 ---------          -------       -------      ---------      -------
Paul Jeffrey Adelizzi                 10,500              (*)         10,500           -0-           -0-

Phil Albrecht, Jr                     20,000              (*)         20,000           -0-           -0-

American Maple Leaf Financial
Corporation(1)                        21,000              (*)         21,000           -0-           -0-

Myles Bass                            93,330              (*)         93,330           -0-           -0-

Paul Beenen                           20,000              (*)         20,000           -0-           -0-

Howard & Shari Borenstein             15,000              (*)          7,000         8,000           -0-

Timothy Paul Buck                     10,000              (*)         10,000           -0-           -0-

Capital Growth Trust                 180,000                3%       180,000           -0-           -0-

Clifton Capital Ltd.                 170,000(2)           2.9%       100,000        70,000           1.1%

Cecile T. Coady                       10,000              (*)          5,000         5,000           (*)

                                         SHARES BENEFICIALLY OWNED                       SHARES TO BE BENEFICIALLY
                                             PRIOR TO OFFERING                              OWNED AFTER OFFERING
                                         --------------------------                      -------------------------
                                                                          SHARES
                                           NUMBER                          BEING          NUMBER
NAME                                     OF SHARES          PERCENT       OFFERED        OF SHARES      PERCENT
----                                     ---------          -------       -------        ---------      -------
Bernard Cohen                              20,000               (*)          20,000            -0-            -0-

Commonwealth Insurance Company             10,000               (*)          10,000            -0-            -0-
 Profit Sharing Plan


David M. Daniels(12)                      200,000               3.4%         20,000        180,000              3%

Frank DeLuca                               20,000               (*)          20,000            -0-            -0-

DeSilva & Partners, Inc.
Self Directed Retirement Fund              10,000               (*)          10,000            -0-            -0-

Dewey Investment Partnership Ltd.         100,000               1.7%        100,000            -0-            -0-

Diversified Investment Fund, L.P.          50,000               (*)          40,000         10,000            (*)

Chris Donahue                              82,230(3)            1.4%         55,000         27,230            (*)

Jere Dumanic                               50,000               (*)          25,000         25,000            (*)

Mark Dutton                                 7,500               (*)           7,500            -0-            -0-

Hamid Ebrahimi                             20,000               (*)          20,000            -0-            -0-

Bermuda Trust Company, Trustee for        230,667               3.9%        230,667            -0-            -0-
The Elanken Family Trust

El Paso Holdings, Ltd.                     60,000               1.0%         10,000         50,000            (*)

EquiTex, Inc.                              10,000               (*)          10,000            -0-            -0-

Bruce Ginsburg                             15,000               (*)           7,000          8,000            (*)

Godwin Finance Ltd.                       350,000(2)            5.9%        250,000        100,000            1.7%

Daniel Gooze                               40,000               (*)          40,000            -0-            -0-

Rick Gunther                               32,896(4)            (*)          22,000         10,896            (*)

Bernard Hollander Family Trust             10,000               (*)          10,000            -0-            -0-

Michael Dane Ibsen                         86,667               1.5%         40,000         46,667            (*)

Interbanc Mortgage Services, Inc.         200,000               3.4%        170,000         30,000            (*)

Hugh V. Jones(5)                          229,985               3.9%        229,985            -0-              0%

Richard Joyce                             170,000               2.9%        170,000            -0-            -0-

KAB Investments, Inc.                     100,000(2)            1.7%         75,000         25,000            (*)

Eckard Kirsch                              15,000               (*)          15,000            -0-            -0-

Lancer Offshore, Inc.(6)                  420,000              7.16%        420,000            -0-            -0-

                                     SHARES BENEFICIALLY OWNED                       SHARES TO BE BENEFICIALLY
                                         PRIOR TO OFFERING                              OWNED AFTER OFFERING
                                     --------------------------                      -------------------------
                                                                          SHARES
                                       NUMBER                              BEING          NUMBER
NAME                                 OF SHARES              PERCENT       OFFERED        OF SHARES      PERCENT
----                                 ---------              -------       -------        ---------      -------
Lancer Partners, L.P.(6)              270,000                   4.6%       270,000            -0-            -0-

Lancer Voyager Fund(6)                 70,000                   1.2%        70,000            -0-            -0-

Michael Lauer(7)                       40,000                   (*)         40,000            -0-            -0-

Jack Leadbeater(8)                    683,057(9)               11.1%        60,000        623,057           10.2%

Steven D. Levin                        15,000                   (*)          5,000         10,000            (*)

Douglas Martin                         10,000                   (*)         10,000            -0-            -0-

Morris Asset Management, Inc.           5,000                   (*)          5,000            -0-            -0-

Torrey Mosvold                         40,000                   (*)         40,000            -0-            -0-

MSB Research Inc.                      80,000                   1.3%        80,000            -0-            -0-

Millworth Investments, Inc.           175,000                   2.9%       125,000         50,000            (*)

Keith E. Myers                         30,000                   (*)         15,000         15,000            (*)

David S. Olson(8)                     683,057(9)               11.1%        60,000        623,057           10.2%

Robert Poulson                         15,000                   (*)         15,000            -0-            -0-

PRE Investors L.P.                    375,000                   6.3%       200,000        175,000            2.9%

R.R. Donnelley & Sons Company          11,000                   (*)         11,000            -0-            -0-

Chaim Rajchenbach                       5,000                   (*)          5,000            -0-            -0-

Moshe Rajchenbach                       5,000                   (*)          5,000            -0-            -0-

Naomi Treger Rajchenbach               10,000                   (*)         10,000            -0-            -0-

Louis Rambler                          10,000                   (*)         10,000            -0-            -0-

Sherwin and Helen Ray                  10,000                   (*)         10,000            -0-            -0-

Gary Rein                              10,000                   (*)         10,000            -0-            -0-

Steve Rigby                            82,230(3)                1.4%        55,000         27,230            (*)

James C. and Patricia J. Rives         30,000                   (*)         30,000            -0-            -0-

Steven B. Rosner(10)                  192,850(2)(11)            3.3%        50,000        142,850            2.4%

Ira Saligman                           10,000                   (*)         10,000            -0-            -0-

Pinchas and Nahma Schwartz             10,000                   (*)         10,000            -0-            -0-

Jonathan Shecter                       10,000                   (*)         10,000            -0-            -0-

Chad Shusman                           10,000                   (*)         10,000            -0-            -0-

Leonard Silvestri                      10,000                   (*)         10,000            -0-            -0-

Jeff Sokolin                           10,000                   (*)         10,000            -0-            -0-

                                              SHARES BENEFICIALLY OWNED                       SHARES TO BE BENEFICIALLY
                                                  PRIOR TO OFFERING                              OWNED AFTER OFFERING
                                              --------------------------                      -------------------------
                                                                             SHARES
                                                NUMBER                        BEING          NUMBER
NAME                                          OF SHARES       PERCENT       OFFERED        OF SHARES      PERCENT
----                                          ---------       -------       -------        ---------      -------

SPH Equities, Inc.                             73,388           1.2%          60,000           13,388        (*)

SPH Investments, Inc.                          50,000(2)        (*)           20,000           30,000        (*)

SPH Investments, Inc. Profit Sharing
Plan dtd 12/1/92 f/b/o Stephen P
Harrington                                     50,000           (*)           20,000           30,000        (*)

Harvey Sternberg                               15,000           (*)            7,000            8,000        (*)

John N. Straub Ltd., a Professional            10,000           (*)           10,000              -0-        -0-
Medical Corporation

Synergy Group                                 250,000(2)        4.2%         100,000          150,000        2.5%

Al Terrell                                      3,340           (*)            3,340              -0-        -0-

Burton Turk                                    10,000           (*)           10,000              -0-        -0-

Dale Van De Vrede Family Trust                 82,230(3)        1.4%          55,000           27,230        (*)

Roderic S. Ware                                20,000           (*)           20,000              -0-        -0-

West Tropical Investments Corp.               175,000(2)        2.9%         110,000           65,000        1.1%

Weston Investors                               10,000           (*)           10,000              -0-        -0-

Will's Wei Corp.                              166,660           2.8%         166,660              -0-        -0-

Kevin Wyllie                                   10,000           (*)           10,000              -0-        -0-

101 Investments, Inc.                           5,000           (*)            5,000              -0-        -0-
                                            ---------                      ---------        ---------
TOTAL                                       6,937,587                      4,351,982        2,585,605
                                            =========                      =========        =========

---------------------------------------
(*) Less than 1%

(1) Andrew P. Panzo, a director of the Company is an officer and director of American Maple Leaf Financial Corporation.

(2) Certain of these shares have been deposited into the Voting Trust and may only be sold upon release therefrom. See "PLAN OF DISTRIBUTION - Restrictions Upon Resale."

(3) An employee of the Company and a former stockholder of Osage. Includes 55,000 shares of Common Stock, 25,000 shares issuable upon conversion of the Series B Shares and 2,230 shares issuable upon the exercise of vested options. Does not include options to purchase 40,000 shares of Common Stock which have not vested.

(4) An employee of the Company and a former stockholder of Osage. Includes 22,000 shares of Common Stock, 10,000 shares issuable upon conversion of the Series B Shares and 896 shares issuable upon the exercise of vested options. Does not include options to purchase 16,000 shares of Common Stock which have not vested.

(5)      A director of HV Jones, Inc., a subsidiary of the Company.

(6)      Investment funds controlled, directly or indirectly, by Michael Lauer.



(7) Includes shares owned directly by Mr. Lauer, as well as the resale by the various funds over which Mr. Lauer may have indirect ownership. Mr. Lauer is presently a principal stockholder of the Company.



(8)      Director and Executive Officer of the Company.

(9) Includes 456,500 shares of Common Stock, 207,500 shares issuable upon conversion of the Series B Shares and 19,057 shares issuable upon the exercise of vested options. Does not include options to purchase 332,000 shares of Common Stock which have not vested.

(10)     Principal stockholder and former director.

(11) Does not include shares for which Mr. Rosner has indirect ownership. See "Diversified Investment Fund, L.P." and "PRE Investors, L.P."

(12)     Company employee.


ADJUSTMENT FEATURES OF CERTAIN SECURITIES

         The Series C Shares contain certain price protection and adjustment features which, during the term of the instruments, may result in the issuance of additional securities upon conversion. 900,000 shares of Common Stock issued to the former Osage stockholders as part of the Merger are also subject to adjustment provisions. See "DESCRIPTION OF SECURITIES--COMMON STOCK."

         -    SERIES C SHARES

         The holder of the Series C Shares has agreed to convert the $1.58 principal amount of the Series C Shares into shares of the Company's Common Stock on a quarterly basis commencing June 18, 1998. The Conversion Rate of the Series C Shares (the "Series C Conversion Rate") shall be the lower of: (i) $6.87 per share; or (ii) a thirty-three (33%) percent premium over the average closing price of the Company's Common Stock for the ten (10) trading days prior to the date of conversion. The number of shares to be offered by the holder of the Series C Shares has been determined on the assumption that the Series C Conversion Rate will be $6.87 per share. In the event the Series C Conversion Rate is lower than $6.87 per share upon any of the quarterly conversion dates, additional shares of Common Stock may be issued by the Company and offered for public sale pursuant to this Prospectus.

                              PLAN OF DISTRIBUTION

         The Selling Security Holders are offering shares of Common Stock for their own account, and not for the account of the Company. The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Security Holders.

         The Common Stock may be sold from time to time by the Selling Security Holders or by their pledges, donees, transferees or other successors in interest. Such sales may be made on the exchange or market upon which the shares trade at the time, the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Security Holders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement. The Selling Security Holders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation, Regulation M thereunder.

RESTRICTIONS UPON RESALE

         Certain of the shares of Common Stock being offered by the Selling Security Holders are subject to the following restrictions upon resale.

         -        Series A Shares

         The Series A Shares and the shares of Common Stock issuable upon conversion of the Series A Shares may not be transferred, sold, encumbered or otherwise disposed of for a period of eighteen months after the closing of the Merger without the prior written consent of the broker-dealer that acted as the placement agent of the offering of the Series A Shares.

         -        Common Stock issued prior to the Merger.



         In November 1997, the Pacific Rim sold 3,185,080 shares of Common Stock to a number of accredited investors in a private placement transaction. This transaction was intended to generate working capital that was needed by the Company to settle indebtedness with certain trade creditors and to provide sufficient capital to allow the Company to close on the Merger with Osage, or if that transaction did not close, to pursue other acquisition candidates. The 3,185,080 shares issued in this placement are subject to restrictions upon resale in the discretion of the broker-dealer that acted as the placement agent of the offering of the Series A Shares.


         -        Common Stock issued in the Merger.

         The shares of Common Stock issued in the Merger are generally subject to eighteen (18) month resale restrictions, however, during this eighteen (18) month period, the holders thereof are permitted to publicly sell an aggregate of $300,000 of these shares on a quarterly basis commencing on the date of this Prospectus.

         -        Voting Trust

         Approximately 500,000 shares of Common Stock being offered by the Selling Security Holders are presently being held in the Voting Trust and may only be sold upon release therefrom. The Voting Trust permits the release of 250,000 shares per quarter commencing with the quarter following the date of this Prospectus. The Voting Trust may be amended, however, from time to time, to the extent agreed upon by the holders of the Series B Shares. The holders of the Series B Shares are in discussion with the holders of the shares within the Voting Trust relative to a reduction of the Voting Trust to 500,000 shares. Although these discussions have not yet become final, to the extent the holders of the Series B Shares elect to reduce the number of shares held in the Voting Trust, the number of shares of the Company's Common Stock that may be released for public sale may be increased.



         The Company will use its best efforts to file, during any period in which offers or sales are being made, one or more post-effective amendments to the Registration Statement of which this Prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby has been passed upon for the Company by Buchanan Ingersoll Professional Corporation, Philadelphia, Pennsylvania, 19103.

                                     EXPERTS

         The financial statements of Osage Computer Group, Inc. as of December 31, 1996 and for the year then ended included in this Prospectus, have been so included in reliance on the report of Pearce, Gray & Rudd, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of Osage Systems Group, Inc. as of December 31, 1997 and for the year then ended included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         The Company is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Company may be inspected without charge, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, DC at Room 1024, 450 Fifth Street N.W., Washington, DC 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

         The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the shares of Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

                            OSAGE SYSTEMS GROUP, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page Reference
                                                                          --------------
FINANCIAL STATEMENTS:
Report of Pearce, Gray & Rudd........................................................F-1
Report of Deloitte & Touche LLP......................................................F-2
     Consolidated Balance Sheets December 31, 1996 and 1997..........................F-3
     Consolidated Statements of Operations Years
       Ended December 31, 1996 and 1997..............................................F-4
     Consolidated Statements of Stockholders' Equity
       Years Ended December 31, 1996 and 1997........................................F-5
     Consolidated Statements of Cash Flows Years
       Ended December 31, 1996 and 1997..............................................F-6
     Notes to Consolidated Financial Statements Years Ended
       December 31, 1996 and 1997 ...................................................F-7

                          INDEPENDENT AUDITOR'S REPORT

     To the Shareholders of
          Osage Computer Group, Inc.

     We have audited the balance sheets of Osage Computer Group, Inc. as of December 31, 1996 and 1995 and the statements of income, retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, the statements of income, changes in financial position and retained earnings for the years ended December 31, 1996 and 1995 are presented in accordance with generally accepted accounting principles applied on a consistent basis. Further, in our opinion, the balance sheet presents fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995 in accordance with generally accepted accounting principles.



     PEARCE, GRAY & RUDD

     Mesa, Arizona
     March 24, 1997

INDEPENDENT AUDITORS' REPORT


Shareholders
Osage Systems Group, Inc.
Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of Osage Systems Group, Inc. (formerly Osage Computer Group, Inc.) (the "Company") as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1997 consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Phoenix, Arizona

February 20, 1998, except for certain information in Note 1 to the consolidated financial statements, as to which the date is March 10, 1998, and certain information in Note 10 to the consolidated financial statements, as to which the date is March 17, 1998

OSAGE SYSTEMS GROUP, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1997
-------------------------------------------------------------------------------------------------

ASSETS                                                                     1996           1997
CURRENT ASSETS:
  Cash and cash equivalents                                             $      564    $ 2,576,323
  Accounts receivable - net of allowance for doubtful accounts of
    $15,000 in 1997                                                      1,939,347      1,974,496
  Inventories                                                                2,190          6,672
  Prepaid expenses and other current assets                                 45,534         25,728
  Deferred income taxes (Note 8)                                                          210,000
                                                                        ----------    -----------
           Total current assets                                          1,987,635      4,793,219
FURNITURE AND EQUIPMENT - Net (Note 3)                                      81,586         86,881
OTHER ASSETS                                                                27,000
                                                                        ----------    -----------
TOTAL                                                                   $2,096,221    $ 4,880,100
                                                                        ==========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                      $1,639,682    $ 1,948,802
  Accrued expenses                                                          82,067        507,395
  Deferred income taxes (Note 8)                                            55,000
  Income taxes payable (Note 8)                                                           262,182
                                                                        ----------    -----------
           Total current liabilities                                     1,776,749      2,718,379
                                                                        ----------    -----------
DUE TO FORMER PARENT COMPANY (Note 4)                                      154,263
                                                                        ----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 5 and 6)

STOCKHOLDERS' EQUITY (Notes 2, 9 and 10):
  Series A Preferred, $100 stated value - authorized, issued and outstanding, 122 shares; total liquidation preference,
    $3,660,000                                                                             12,200
  Series B Preferred, $100 stated value - authorized, issued and
    outstanding, 50 shares; total liquidation preference, $1,500,000                        5,000
  Common stock, $.01 par value - authorized, 10,000,000 shares;
    issued and outstanding, 4,820,000 shares                                48,200         48,200
  Additional paid-in capital                                                            2,772,246
  Retained earnings (deficit)                                              117,009       (675,925)
                                                                        ----------    -----------

           Total stockholders' equity                                      165,209      2,161,721
                                                                        ----------    -----------
TOTAL                                                                   $2,096,221    $ 4,880,100
                                                                        ==========    ===========

See notes to consolidated financial statements.

OSAGE SYSTEMS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1996 AND 1997
--------------------------------------------------------------------------------

                                                      1996              1997
NET SALES                                          $ 9,908,379     $ 14,191,203

COST OF SALES                                        7,694,775       11,670,066
                                                   -----------     ------------
          Gross profit                               2,213,604        2,521,137

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         2,142,974        2,807,340
                                                   -----------     ------------
OPERATING INCOME (LOSS)                                 70,630         (286,203)

INTEREST EXPENSE - Net                                 (26,230)          (9,731)
                                                   -----------     ------------
INCOME (LOSS) BEFORE PROVISION (BENEFIT)
  FOR INCOME TAXES                                      44,400         (295,934)

PROVISION (BENEFIT) FOR INCOME TAXES (Note 8)            9,464           (3,000)
                                                   -----------     ------------
NET INCOME (LOSS)                                  $    34,936     $   (292,934)
                                                   ===========     ============
INCOME (LOSS) PER COMMON SHARE -
  BASIC AND DILUTED (Note 1)                       $      0.01     $      (0.06)
                                                   ===========     ============
WEIGHTED AVERAGE SHARES OUTSTANDING
  (Note 1)                                           4,868,200        4,820,000
                                                   ===========     ============

See notes to consolidated financial statements.

OSAGE SYSTEMS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996 AND 1997
--------------------------------------------------------------------------------

                                                                                             SERIES A             SERIES B
                                                                    COMMON STOCK          PREFERRED STOCK      PREFERRED STOCK
                                                                SHARES        AMOUNT     SHARES     AMOUNT     SHARES    AMOUNT
BALANCE, JANUARY 1, 1996                                       4,916,400    $  48,200
    Purchase and retirement of treasury shares                   (96,400)
    Net income
                                                              ----------    ---------    ------    --------    ------    ------
BALANCE, DECEMBER 31, 1996                                     4,820,000       48,200
    Acquisition of Pacific Rim Entertainment, Inc. (Note 1)                                                        50    $5,000
    Private placement offering  (Note 1)                                                    122    $ 12,200
    Net loss
                                                              ----------    ---------    ------    --------    ------    ------
BALANCE, DECEMBER 31, 1997                                     4,820,000    $  48,200       122    $ 12,200        50    $5,000
                                                              ==========    =========    ======    ========    ======    ======


                                                              ADDITIONAL    RETAINED       TOTAL
                                                                PAID-IN      EARNINGS   STOCKHOLDERS'
                                                                CAPITAL     (DEFICIT)      EQUITY
BALANCE, JANUARY 1, 1996                                                    $  83,027    $  131,227
    Purchase and retirement of treasury shares                                   (954)         (954)
    Net income                                                                 34,936        34,936
                                                               ----------   ---------    ----------
BALANCE, DECEMBER 31, 1996                                                    117,009       165,209
    Acquisition of Pacific Rim Entertainment, Inc. (Note 1)    $ (715,554)   (500,000)   (1,210,554)
    Private placement offering  (Note 1)                        3,487,800                 3,500,000
    Net loss                                                                 (292,934)     (292,934)
                                                               ----------   ---------    ----------
BALANCE, DECEMBER 31, 1997                                     $2,772,246   $(675,925)   $2,161,721
                                                               ==========   =========    ==========

See notes to consolidated financial statements.

OSAGE SYSTEMS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996 AND 1997
--------------------------------------------------------------------------------

                                                                      1996           1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                               $    34,936    $  (292,934)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation                                                     48,527         31,546
      Stock-based compensation                                                       300,000
      Loss on disposal of assets                                                       1,859
      Loss on disposal of investments                                                 50,000
      Deferred income taxes                                             9,464       (265,000)
      Changes in operating assets and liabilities:
        Accounts receivable                                          (587,678)       (35,149)
        Inventories                                                     1,976         (4,482)
        Prepaid expenses and other assets                               1,316         21,806
        Accounts payable                                              667,663        309,120
        Accrued expenses                                              (33,422)       125,328
        Income taxes payable                                                         262,182
                                                                  -----------    -----------
           Net cash provided by operating activities                  142,782        504,276
                                                                  -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                (32,138)       (38,700)
  Investments                                                         (25,000)       (25,000)
                                                                  -----------    -----------
           Net cash used in investing activities                      (57,138)       (63,700)
                                                                  -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distribution to Osage stockholders                                                (500,000)
  Repayment of bridge indebtedness                                                  (450,000)
  Net proceeds from sale of Series A Preferred shares                              3,500,000
  Principal payments on bank line of credit                          (110,000)
  Repayment of note payable due to former parent company                            (154,263)
  Purchase of treasury stock                                             (954)      (212,500)
  Acquisition costs                                                                  (48,054)
                                                                  -----------    -----------
            Net cash (used in) provided by financing activities      (110,954)     2,135,183
                                                                  -----------    -----------
NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS                                                    (25,310)     2,575,759
CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                                    25,874            564
                                                                  -----------    -----------
CASH AND CASH EQUIVALENTS,
  END OF YEAR                                                     $       564    $ 2,576,323
                                                                  ===========    ===========

See notes to consolidated financial statements.

OSAGE SYSTEMS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997
--------------------------------------------------------------------------------


1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS - Osage Systems Group, Inc. (the "Company") through its wholly-owned subsidiary, Osage Computer Group, Inc. ("Osage"), provides network computer solutions through a broad range of information technology services primarily in the state of Arizona. Such services are intended to transform discrete hardware and software components into integrated systems and provide solutions to complex information technology problems.

      The Company has entered into a contract with a major supplier of computer hardware and software to act as its exclusive value-added reseller in Arizona. Purchases and sales under the value-added reseller contract account for the majority of the Company's sales and costs of sales. The term of the contract is one year and expires in May 1998.

      On November 11, 1997, the former parent of Osage, Sun Up Enterprises, Inc. ("Sun Up") was merged into Osage. In conjunction with such merger, Sun Up's separate corporate existence ceased.


      On December 22, 1997, Pacific Rim Entertainment, Inc. ("Pacific Rim"), a publicly-traded company, acquired Osage pursuant to the terms of a Merger Agreement dated November 5, 1997 (the "Merger Agreement"). Upon the closing of the merger, through a wholly-owned subsidiary, Pacific Rim acquired 100 percent of the outstanding capital stock of Osage in exchange for consideration paid to the former stockholders of Osage (the "Osage Stockholders") consisting of: (i) $500,000 in cash; (ii) 900,000 newly-issued shares of common stock (subject to upward adjustment in the event the trading price of the Company's common stock is below $2.00 per share during an 18-month period following the merger); (iii) 200,000 newly-issued shares of common stock; (iv) 50 shares of Series B $3.00 convertible preferred stock (the "Series B Shares"), which are convertible into 500,000 shares of common stock (subject to upward adjustment provided that certain performance criteria are achieved subsequent to the merger); and (v) options with a term of six years that permit the purchase of 800,000 shares of common stock, at an exercise price equal to $3.00 per share. The options vest upon certain performance criteria set forth in the Merger Agreement (Note 9).


      Of the shares of common stock issued to the Osage Stockholders in the merger are 900,000 shares subject to an upward adjustment to the extent that during any of the six consecutive three-month periods following the effectiveness of a registration statement, the quarterly value of the Company's common stock, as to 150,000 shares during each such applicable three-month period, is below $2.00. The quarterly value shall be derived from a combination of (1) sales of shares of the Company's common stock by the Osage Stockholders in open market transactions, upon which value shall be measured by the average per share sales price, or (2) to the extent that open market sales have not generated sales proceeds to the Osage Stockholders of at least $300,000 (based upon the sale of 150,000 shares), then the remaining value shall be measured based on the average of the closing bid and ask prices of the Company's common stock on the principal exchange, automated quotation system of over-the-counter market for the 15 trading days before the last trading day in each such respective three-month period. To the extent that a sale or deemed sale of 150,000 shares yields for the Osage Stockholders less than $300,000 during any such applicable three-month period, then, and in that event, the Company would be required to issue to the Osage Stockholders such number of additional shares of common stock as would provide them with a yield of $300,000 on the sale or deemed sale of common stock during the applicable three-month period.

      Contemporaneous with the merger, the Company completed a private placement offering to accredited investors (the "Offering") of $3,660,000, consisting of 122 shares of Series A $3.00 convertible preferred stock (the "Series A Shares"). Part of the proceeds was used by the Company to:
      (i) retire approximately $450,000 of debt; (ii) pay the $500,000 cash component of the merger consideration to the Osage Stockholders; and (iii) pay $160,000 of related fees for such offering. The remainder of the proceeds is expected to be used to finance the Company's strategic acquisition strategy.

      On March 10, 1998, the Company changed its name to Osage Systems Group,
      Inc.


      For accounting purposes, the merger is considered a reverse acquisition with Osage being the accounting acquirer and Pacific Rim being the legal acquirer. Accordingly, because the Osage Stockholders retained voting and operating control of the combined entity, the merger consideration was allocated to the net assets of the Company followed by a recapitalization of Osage. All historical share and per share amounts have been restated to retroactively reflect the reverse acquisition. The pro forma results of operations for the year ended December 31, 1997, assuming the acquisition was made at the beginning of the year, would have been as follows:


      Net sales                                            $ 14,191,203
      Cost of sales                                          11,670,066
                                                             ----------
      Gross margin                                            2,521,137
      Selling, general and administrative expenses            3,965,444
                                                             ----------
      Loss from operations                                   (1,444,307)
      Interest expense                                           (9,731)
      Benefit for income taxes                                    3,000
                                                           ------------
      Net loss                                             $ (1,451,038)
                                                           ============
      Net loss per share                                   $       0.30
                                                           ============


      SIGNIFICANT ACCOUNTING POLICIES are as follows:

      BASIS OF CONSOLIDATION - The accompanying financial statements include the accounts of the Company and Osage. All significant intercompany accounts and transactions are eliminated in consolidation.

      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      REVENUE RECOGNITION - The Company recognizes sales of products when the products are shipped and services and support revenue is recognized when the applicable services are rendered. Preventative maintenance contracts sold to customers are provided by an unrelated company. Upon sale of a preventative maintenance contract, the Company recognizes the sale and related cost in its statement of operations.

      INVENTORIES are recorded at the lower of cost (first-in, first-out) or market.

      FURNITURE AND EQUIPMENT are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The useful lives range from three to seven years.

      INCOME TAXES - The Company accounts for income taxes using the asset and liability approach, which can result in recording tax provisions or benefits in periods different than the periods in which such taxes are paid or benefits realized. Deferred income taxes are recorded for the difference between the book and tax basis of various assets and liabilities which can provide for current recognition of expected tax benefits from temporary differences that will result in deductible amounts in future years.

      NET INCOME (LOSS) PER COMMON SHARE - The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share. Income (loss) per share data in 1996 has been restated to reflect the adoption of SFAS No. 128.

      Net income (loss) per common share is computed by dividing net income
      (loss) by the weighted average number of common shares outstanding during the year after giving effect to stock options and the conversion of preferred shares considered to be dilutive. Because the Company incurred a loss for the year ended December 31, 1997, the effects of the potential dilutive securities discussed in Notes 1, 2 and 10 are not included in the calculations.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair value of accounts receivable, accounts payable and accrued expenses approximates the carrying value due to the short-term nature of these instruments.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      NEW ACCOUNTING PRONOUNCEMENTS - In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income ("SFAS 130"), which is effective for financial statements for periods beginning after December 15, 1997 and establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The Company does not believe the adoption of SFAS 130 will have a material impact on its financial statement presentation or related disclosures.

      In June 1997, the FASB issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information ("SFAS 131"), which is effective for fiscal years beginning after December 15, 1997 and establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company operates in one business segment and does not believe that SFAS 131 will require additional disclosures when adopted.

      RECLASSIFICATIONS - Certain reclassifications have been made to the 1996 balances to conform with the classifications used in 1997.

2.    CAPITAL STOCK

      The Company's capital stock consists of common stock, Series A Preferred and Series B Preferred. The Series A Preferred shares have no voting rights, do not share in dividends, are each convertible at any time into 10,000 shares of voting common stock, and beginning June 22, 1998, six months from issuance, are redeemable by the Company at its discretion at $3.00 per share. The Series A Preferred shares are redeemable by the Company provided (1) the average of the closing bid and ask prices of the Company's common stock has exceeded $5.00 per share for the 20 trading days preceding the date notice of redemption is given to the holders of the Series A Preferred shares, (2) the shares of the common stock issued or issuable upon conversion of the Series A Preferred shares are subject to an effective registration statement, and (3) the placement agent of the offering shall have waived any restrictions upon the resale of such shares.

      The Series B Preferred shares participate in common stock dividends on an "if converted" basis. The shares are each convertible into 10,000 common shares, which is subject to adjustment, provided that the Company, during each of the fiscal quarters in the first, second and third years subsequent to the merger between the Company and Pacific Rim Entertainment, achieves earnings per share as reflected within its quarterly financial statements as filed with the Securities and Exchange Commission of $.0125, $.025 and $.0375, respectively. If so adjusted, the conversion rate shall be the lower of (i) $3.00 per share of common stock (10,000 shares each) or (ii) the average of the closing bid and ask prices of the common stock for the 15 days prior to the conversion.

      The holders of the Series B Preferred shares are entitled to a number of votes, in total, that equal the total number of common stock votes, plus one vote, in all elections of directors, such that the majority of the directors are elected by the Series B stockholders. On all matters brought to a vote of stockholders, the Series B stockholders are entitled to vote as a class. These special voting rights terminate upon the earlier of (i) the first date upon which the Company does not meet certain defined performance criteria or (ii) the third anniversary of the closing date of the Merger Agreement.

3.    FURNITURE AND EQUIPMENT

      Furniture and equipment at December 31 consists of the following:

                                                      1996             1997
      Computer hardware                             $150,220         $179,747
      Furniture and fixtures                          11,230           12,795
      Computer software                               12,273           12,868
                                                    --------         --------

      Total                                          173,723          205,410
      Less accumulated depreciation                   92,137          118,529
                                                    --------         --------

      Furniture and equipment - net                 $ 81,586         $ 86,881
                                                    ========         ========

4.    DUE TO FORMER PARENT COMPANY

      The note payable due to the former parent company of Osage outstanding at December 31, 1996 was repaid during 1997.

5.    SIGNIFICANT CUSTOMERS

      Sales to significant customers as a percentage of net sales for the years ended December 31 are as follows:

                                                               1996       1997
      Customer A                                               43.9%      64.8%
      Customer B                                               11.3%       1.6%
      Customer C                                               10.4%       4.8%

6.    COMMITMENTS

      The Company leases office space under noncancelable operating leases which expire through 2002. Future minimum lease payments under noncancelable operating leases at December 31, 1997 are approximately as follows:

      1998                                                              $148,000
      1999                                                               103,000
      2000                                                                12,000
      2001                                                                12,000
      2002                                                                 6,000
                                                                        --------
      Total                                                             $281,000
                                                                        ========

      Total rent expense was $59,144 and $81,983, net of rent income from a month-to-month sublease of $0 and $23,683 for the years ended December 31, 1996 and 1997, respectively.

7.    EMPLOYEE BENEFIT PLAN

      The Company has a qualified contributory 401(k) plan that covers all employees who have attained the age of 21 and completed six months of service. Each participant may elect to contribute up to 15 percent of his or her gross compensation up to the maximum amount allowed by the Internal Revenue Service. The Company can make discretionary matching contributions. No matching contributions have been made under the plan.

8.    INCOME TAXES

      The deferred income tax (liability) asset at December 31 is comprised of the following:

                                                                    1996       1997
      Use of cash basis of accounting for income tax purposes     $(55,000)  $ 85,000
      Allowance for doubtful accounts                                           6,000
      Deferred stock-based compensation                                       119,000
                                                                  --------   --------
      Net current (liabilities) assets                            $(55,000)  $210,000
                                                                  ========   ========

      The income tax provision (benefit) consists of the following for the years ended December 31:

                                                              1996       1997
      Current:
        Federal                                                        $207,000
        State                                                            55,000

      Deferred:
        Federal                                             $  9,464   (228,000)
        State                                                           (37,000)
                                                            --------   --------
      Income tax provision (benefit)                        $  9,464   $ (3,000)
                                                            ========   ========

      Reconciliation of the statutory federal income tax rate to the Company's effective income tax rate for the years ended December 31 is as follows:

                                                               1996       1997
      Federal statutory rate                                   34.0 %    (34.0)%
      Nondeductible meals, entertainment and insurance                     5.2 %
      Nondeductible write-off of investment                                6.7 %
      State income taxes                                        6.3 %     (5.5)%
      Overall effect of graduated federal rates               (19.0)%     26.6 %
                                                              -----      -----

      Effective income tax rate                                21.3 %     (1.0)%
                                                              =====      =====

9.    STOCK OPTIONS AND STOCK COMPENSATION

      During 1993, the Company adopted the 1993 Stock Option Plan. The plan provides for the issuance of both incentive stock options as well as nonqualified options to be issued to consultants and others. The Company has reserved 100,000 shares of common stock for issuance under this plan. No options have been granted under this plan since inception.

      Also in 1993, the Company adopted the Outside Directors Stock Option Plan pursuant to which options to purchase an aggregate of 2,500 shares of common stock have been authorized on an annual basis to each outside director who has served during the immediately preceding year. No options have been granted under this plan since inception.

      At December 31, 1997, the Company had 1,000,000 options outstanding to purchase shares of common stock. Of these options, 800,000 were granted in connection with the Merger Agreement as discussed in Note 1. The options are subject to an exercise price equal to the lower of $3.00 per share or the average of the closing bid and ask prices of shares of the Company's common stock on the principal exchange, automated quotation system or over-the-counter market for the 15 trading days prior to the date upon which any segment of the options vest. The options will vest in the following manner:

      (i) 50 percent of the options will vest once the Company's annual earnings equal or exceed $.20 per share provided the holder of such options remains continuously employed by the Company;

      (ii) 100 percent of the options will vest once the Company's annual earnings equal or exceed $.30 per share provided the holder of such options remains continuously employed by the Company.

      The options granted in conjunction with the Merger Agreement expire December 19, 2003.

      An additional 100,000 options are subject to the same exercise price and vesting criteria as the options granted within the Merger Agreement. Of the remaining 100,000 options, which have an exercise price of $3.00 per share, 57,500 were exercisable at the grant date and 42,500 are exercisable at the rate of 50 percent on each of the first two anniversaries of the grant date and expire on the third anniversary of the grant date.

      Subsequent to December 31, 1997, 100,000 options to purchase shares of common stock at an exercise price of $5.00 per share were granted. The options shall vest upon the earlier of:

      (i) January 1, 2001, provided the holder of such options remains continuously employed by the Company;

      (ii) 50 percent of the options, however, shall vest earlier than January 1, 2001, provided that at such earlier date the Company's annual earnings equal or exceed $.20 per share provided the holder of such options remains continuously employed by the Company;

      (iii) 100 percent of the options, however, shall vest earlier than January 1, 2001, provided that at such earlier date the Company's annual earnings equal or exceed $.30 per share provided the holder of such options remains continuously employed by the Company.

      The options granted expire January 1, 2002.

      The Company applies Accounting Principles Board ("APB") Opinion No. 25 and related interpretations in accounting for its stock options. The 800,000 options granted in conjunction with the Merger Agreement and the 100,000 options granted subject to the same exercise period and vesting criteria as the options granted within the Merger Agreement are considered variable options, as defined by the provisions of APB No. 25 and related interpretations. The Company will start recognizing compensation expense on variable arrangements when the future events become probable of occurring. The accrual of compensation expense under the variable arrangement has not commenced, as it is unlikely that the award will be earned in the near future due to the loss incurred in 1997. No compensation expense has been recognized in the accompanying consolidated statement of operations for the year ended December 31, 1997 as the remaining options granted are considered fixed options and were granted at market value, as defined by the provisions of APB No. 25 and related interpretations. The Company has determined that the pro forma effects of recognizing compensation cost in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, would not be materially different than the actual net loss and loss per common share included in the consolidated statements of operations.

      The Company has an employment contract with one of its executives that grants the employee 200,000 shares of the Company's common stock, 100,000 shares of which vest at the end of the employee's first anniversary with the remaining 100,000 shares vesting at the end of the employee's second anniversary. In connection with the employment contract, if the employee is terminated prior to the one-year anniversary, 100,000 shares shall be released to the employee. Accordingly, the Company has recorded $300,000 (value assigned to 100,000 shares) of compensation expense in the accompanying 1997 consolidated statement of operations. The remaining $300,000 of compensation expense will be recorded in 1998.

10.   SUBSEQUENT EVENTS

      On February 10, 1998, the Company completed a private placement offering of 600,000 shares of common stock to accredited investors for $2,100,000. The net proceeds of $1,974,000 will be used for working capital purposes and to finance the Company's strategic acquisition strategy. In connection with the private placement, 200,000 warrants to purchase common stock of the Company at $3.50 per share were granted to the broker.

      On March 17, 1998, the Company closed two separate transactions to acquire a California corporation and a Texas corporation. Both companies operate in the same industry as the Company. Under the terms of the merger with the California company, the Company paid $200,000 and issued $900,000 of the Company's common stock (value at $6 a share) to the seller. Under the terms of the merger with the Texas corporation, the Company paid $395,000 and issued $1,580,000 of the Company's convertible preferred stock to the seller.

                                   * * * * * *

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                ----------------------

                   TABLE OF CONTENTS
                                                 PAGE
                                                 ----
Prospectus Summary...................................
Risk Factors.........................................
Use of Proceeds......................................
Market Price for the Company's Common Equity.........
Capitalization.......................................
Management's Discussion and Analysis or
   Plan of Operation.................................
Business.............................................
Management...........................................
Certain Relationships and Related Transactions.......
Principal Stockholders...............................
Description of  Securities...........................
Selling Security Holders.............................
Plan of Distribution.................................
Legal Matters........................................
Experts..............................................
Additional Information...............................
Financial Statements.................................


                                4,351,982 SHARES



                            OSAGE SYSTEMS GROUP, INC.

                                  COMMON STOCK


                               -------------------
                                   PRELIMINARY
                               P R O S P E C T U S
                               -------------------


                               ____________, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation and Bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "GCL"), which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the GCL is amended to authorize corporate action further eliminating or limiting personal liability of directors, the Certificate of Incorporation provides that the liability of the director of the Company shall be eliminated or limited to the fullest extent permitted by the GCL. The Company's Certificate of Incorporation and Bylaws also provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employer or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Company, in accordance with, and to the full extent permitted by, the GCL. The determination of whether indemnification is proper under the circumstances, unless made by the Court, shall be determined by the Board of Directors.

         Reference is made to Item 28 for the undertakings of the Registrant with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the "Act").

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a list of the estimated expenses to be incurred by the Registrant in connection with the preparation and filing of this Registration Statement.

                  SEC Registration Fee...........................$ 9,060.04

                  Printing and Engraving.........................  5,000.00

                  Accountants' Fees and Expenses................. 25,000.00

                  Blue Sky Filing Fees and Expenses..............  5,000.00

                  NASD Filing Fee................................     --

                  Listing Fees...................................     --

                  Legal Fees and Expenses........................ 50,000.00

                  Other Offering Expenses........................  5,939.96
                                                                 ----------

                                            TOTAL...............$100,000.00
                                                                 ----------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


         1. In June 1997, the Pacific Rim sold $450,000 principal amount of Senior Secured Notes and warrants to purchase 135,000 shares of Common Stock at an exercise price of $.10 per share, in a private placement transaction exempt under Section 4(2). The Warrants were subsequently canceled in December 1997 in exchange for shares of Common Stock as set forth below:


                                          Amount of                        Common Stock
                                          8% Senior                          Exchanged
Name                                    Secured Notes       Warrants       for Warrants
----                                    -------------       --------       ------------
Elliot Braun                                25,000            7,500            7,200
Robert Brvenik                              20,000            6,000            5,800
Bernard Buchwalter                          40,000           12,000           11,500
Dune Holdings, Inc.                        100,000           30,000           29,250
Bermuda Trust Company, Trustee
     for The Elanken Family Trust           65,000           19,500           18,900
Robert Friedman                             75,000           22,500           21,500
Anthony Kamin                               50,000           15,000           14,650
Jeffrey Markowitz                           75,000           22,500           22,100
                                           -------          -------          -------
TOTAL                                      450,000          135,000          130,900


         2. During the period from May 1997 to October 1997, the Pacific Rim issued in the aggregate 172,183 shares of Common Stock in consideration for services rendered, release of debt and various other claims which the parties may have had against the Pacific Rim in transactions exempt under Section 4(2) of the Act, as a transaction by an issuer not involving a public offering, as set forth below:

                                         Number of Shares
Name                                       Common Stock       Consideration
----                                     ----------------     -------------
Paul Jeffrey Adelizzi                          10,500          $  50,000
Burt Ahrens                                     3,293          $  32,932
Arthur Anderson                                 2,267          $  45,349
Robert Brvenik                                  5,000          $   5,000
Bernard Buchwalter                              6,500          $   5,000
Catalina Plastics                               3,500          $  40,826
Mark Dutton                                     7,500          $  25,000
Bermuda Trust Company, Trustee
     for The Elanken Family Trust              31,100          $  85,000
Stan Freberg                                    1,000                 (1)
Richard Friedman                                5,000          $   5,000
Anthony Kamin                                   5,000          $   5,000
Sy Leslie                                       3,293          $  32,932
Alan Livingston                                21,730          $ 217,298
Christopher Livingston                          2,500                 (2)
Jeffrey Markowitz                               5,000          $   5,000
Frank Piazza                                    2,500                 (2)
Jason Rabinovitz                                1,500          $  15,000
R.R. Donnelly & Sons Company                   11,000          $ 203,168
Rubin Baum Levin Constant & Friedman            7,500          $ 115,000
Richard Someck                                  6,500          $   5,000
Ike Suri                                       15,000          $  50,000
Robert Poulson                                 15,000          $  15,000
                                              -------          ---------
TOTAL                                         172,183          $ 957,505
---------

(1)      In consideration for certain rights to copyright.

(2)      In consideration for certain music rights.


         3. In November 1997, the Pacific Rim sold 3,185,080 shares of Common Stock to accredited investors in a private placement transaction exempt from registration pursuant to Rule 506 of Regulation D. In connection with this transaction, no brokerage commissions were paid. The following persons purchased shares at $.10 per share.


Name                                                     Shares of Common Stock
----                                                     ----------------------
101 Investments, Inc.                                                5,000
Howard & Shari Borenstein                                           15,000
Capital Growth Trust                                               180,000
Clifton Capital                                                    170,000
Cecile T. Coady                                                     10,000
David M. Daniels                                                   200,000
Diversified Investment Fund L.P.                                    50,000
Jere Dumanic                                                        50,000
Bermuda Trust Company, Trustee

for the Elanken Family Trust                                     20,000
El Paso Holdings Ltd.                                           125,000
Bruce Ginsburg                                                   15,000
Godwin Finance Ltd.                                             350,000
KAB Investments, Inc.                                           100,000
Michael Dane Ibsen                                               20,000
Interbanc Mortgage Services, Inc.                               200,000
Steven D. Levin                                                  15,000
Millworth Investments Inc.                                      175,000
Keith E. Myers                                                   30,000
PRE Investors L.P.                                              641,692
Steven B. Rosner                                                190,000
SPH Equities, Inc.                                               73,388
Chad Shusman                                                     10,000
SPH Investments, Inc. Profit Sharing Plan dtd 12/1/92
     f/b/o Stephen P. Harrington                                 50,000
SPH Investments, Inc.                                            50,000
Harvey Sternberg                                                 15,000
Synergy Group, Inc.                                             250,000
West Tropical Investments Corp.                                 175,000
                                                              ---------
TOTAL                                                         3,185,080

---------------------

         4. In December 1997, the Company sold 122 shares of Series A $3.00 Convertible Preferred Stock at a purchase price of $30,000 per share to accredited investors in a private placement transaction exempt from registration pursuant to Rule 506 of Regulation D. Each Series A Share is convertible into 10,000 shares of Common Stock. In connection with this transaction brokerage commissions and related fees of $160,000 were paid. The following persons purchased shares:

Name                                                           Shares of Series A Stock
----                                                           ------------------------
Phil Albrecht, Jr.                                                           2
Myles Bass                                                               9.333
Paul Beenan                                                                  2
Timothy Paul Buck                                                            1
Bernard Cohen                                                                2
Commonwealth Insurance Company Profit Sharing Plan                           1
Frank DeLuca                                                                 2
DeSilva & Partners, Inc. Self Directed Retirement Fund                       1
Dewey Investment Partnership Ltd.                                           10
EquiTech, Inc.                                                               1
Hamid Ebrahimi                                                               2
Bermuda Trust Company, Trustee
     for The Elanken Family Trust                                       16.667
Daniel Gooze                                                                 4
Bernard Hollander Family Trust                                               1
Richard Joyce                                                               17

Eckard Kirsch                                                           1.5
Douglas Martin                                                            1
Morris Asset Management, Inc.                                            .5
Torrey Mosvold                                                            4
MSB Research Inc.                                                         8
Chaim Rajchenbach                                                        .5
Moshe Rajchenbach                                                        .5
Naomi Treger Rajchenbach                                                  1
Louis Rambler                                                             1
Sherwin and Helen Ray                                                     1
Gary Rein                                                                 1
James C. and Patricia J. Rives                                            3
Ira Saligman                                                              1
Pinchas and Nahma Schwartz                                                1
Jonathan Shecter                                                          1
Leonard Silvestri                                                         1
Jeff Sokolin                                                              1
John N. Straub Ltd., a Professional Medical Corporation                   1
Al Terrell                                                             .334
Burton Turk                                                               1
Roderic S. Ware                                                           2
Will's Wei Corp.                                                     16.666
Kevin Wyllie                                                              1
                                                                     ------
TOTAL                                                                   122

         5. As of December 22, 1997, the Company issued a total of 1,100,000 shares of Common Stock and 50 shares of Series B $3.00 Convertible Preferred Stock to the stockholders set forth below in exchange for 100% of the stock of Osage Computer Group, Inc., an Arizona corporation. The holders of the Series B Shares have the right at any time to convert the $1.5 million principal amount of the shares, plus any and all accrued dividends thereon, into shares of the Company's Common Stock at a conversion rate of $3.00 per share of Common Stock (the "Conversion Rate"), which is subject to adjustment provided that at the time of conversion the Company remains in compliance with certain performance criteria set forth in the Merger Agreement.

                                         Shares of         Series B
Name                                    Common Stock        Shares           Options
----                                    ------------     -------------       -------
Jack Leadbeater                            456,500           20.75           332,000
David Olson                                456,500           20.75           332,000
Steven Rigby                                55,000             2.5            40,000
Chris Donahue                               55,000             2.5            40,000
Dale Van De Vrede Family Trust              55,000             2.5            40,000
Rick Gunther                                22,000             1.0            16,000
                                         ---------           -----           -------
                                         1,100,000              50           800,000

         In connection with the Merger, the Company granted 200,000 shares of Common Stock to Michael Glynn in consideration for his future employment services. These shares vest 50% after one year of employment and 50% after the second year of employment. The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Act, as a transaction by an issuer not involving a public offering.

         6. In January 1998, the Company sold 600,000 shares of Common Stock at a purchase price of $3.50 per share to accredited investors in a private placement transaction exempt from registration pursuant to Rule 506 of Regulation D as set forth below. In connection with this transaction, a brokerage fee was paid of $126,000 and options to purchase 200,000 shares of Common Stock at an exercise price of $3.50 per share with a term of three years.

Name                                        Shares of Common Stock
----                                        ----------------------
Lancer Partners, L.P.                              210,000
Lancer Offshore Inc.                               320,000
Lancer Voyager Fund                                 50,000
Michael Lauer                                       20,000
                                                   -------
TOTAL                                              600,000


         7. In March 1998, the Company issued 150,000 shares of Common Stock in consideration of the acquisition of 100% of the outstanding capital stock of Solsource Computer, Inc. The Company may have an obligation to issue additional shares of Common Stock pursuant to the Agreement and Plan of Merger among the Company, Solsource Acquisition Corp. and Solsource Computers, Inc., if certain performance criteria are met.

Name                                        Shares of Common Stock
----                                        ----------------------
Trust of Daniel J. and Mary Vahalla                146,297
Gary Gwin                                            3,111
Maureen Gaare                                          296
Daniel Grube                                           296
                                                   -------
TOTAL                                              150,000


         The issuance of such securities was exempt from registration pursuant to Rul3 506 and Section 4(2) of the Act, as an issuer transaction not involving a public offering.

         8. In March 1998, the Company issued 105.3 shares of Series C Convertible Preferred Stock to Hugh V. Jones in consideration of the acquisition of 100% of the outstanding capital stock of HV Jones, Inc. ("Jones"). The 105.3 shares of Series C Convertible Preferred Stock convert into Common Stock during the next four quarters at a conversion rate equal to the lower of $6.87 or a 33% premium over the average closing price of the Company's Common Stock for the
(10) trading days prior to each date of conversion. Additional earn-out shares may be issued if Jones achieves certain performance targets.

The issuance of such securities was exempt from registration pursuant to Rule 506 and Section 4(2) of the Act, as an issuer transaction not involving a public offering.



         9. On April 24, 1998, the Company issued 333,334 shares of Common Stock to Mr. O. Jack Anderson in connection with the acquisition of 100% of the outstanding capital stock of Open System Technologies, Inc. In conjunction with the acquisition, the Company agreed to issue 50,000 shares to an investment banking advisor to the Company in consideration for services provided in identifying the target company and advising the Company in connection with the acquisition. The issuance of such securities was exempt from registration pursuant to Rule 506 and Section 4(2) of the Act, as an issuer transaction not involving a public offering.


ITEM 27. EXHIBITS

THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REPORT:

Exhibit No.         Description                                                   Method of Filing
-----------         -----------                                                   ----------------
       2.1          Agreement and Plan of Merger dated November 5, 1997           Incorporated by reference to Exhibit
                    by and among Pacific Rim Entertainment, Inc., PR              2.1 to Registrant's Current Report on
                    Acquisition Corp. and Osage Computer Group, Inc.              Form 8-K dated December 22, 1997 (the
                                                                                  "December 22, 1997 Form 8-K")

       2.2          First Amendment to Agreement and Plan of Merger dated         Incorporated by reference to Exhibit
                    December 19, 1997                                             2.2 to the December 22, 1997 Form 8-K

       2.3          Certificate of Merger of Osage Computer Group, Inc.           Incorporated by reference to Exhibit
                    into PR Acquisition Corp. (a wholly-owned subsidiary          2.3 to the December 22, 1997 Form 8-K
                    of Pacific Rim Entertainment, Inc.)

       2.4          Agreement and Plan of Merger dated February 27, 1998          Incorporated by reference to Exhibit
                    by and among Pacific Rim Entertainment, Inc.,                 2.4 to Registrant's Current Report on
                    Solsource Acquisition Corp. and Solsource Computers,          Form 8-K dated March 27, 1998 (the
                    Inc.                                                          "March 27, 1998 Form 8-K").

       2.5          Agreement and Plan of Merger dated February 27, 1998          Incorporated by reference to Exhibit
                    by and among Pacific Rim Entertainment, Inc., Jones           2.5 to the March 27, 1998
                    Acquisition Corp. and H.V. Jones, Inc.                        Form 8-K.

       2.6          Amendment to the Agreement and Plan of Merger dated           Incorporated by reference to Exhibit
                    by and among Osage Systems Group, 2.6 to the March            March 17, 1998 Form 8-K.
                    27, 1998 Inc., Jones Acquisition Corp. and H.V.
                    Jones, Inc.

       2.7          Certificate of Merger of Solsource Computers, Inc.            Incorporated by reference to Exhibit
                    into Solsource Acquisition                                    2.7 to the March 27,

                    Corp.                                                     1998 Form 8-K.

       2.8          Certificate of Merger of H.V. Jones, Inc. into Jones      Incorporated by reference to Exhibit
                    Acquisition Corp.                                         2.8 to the March 27, 1998 Form 8-K.

       2.9          Stock Purchase Agreement by and between                   Incorporated by reference to Exhibit 2.9
                    Osage Systems Group, Inc. and O. Jack Anderson            to Registrant's Current Report on Form 8-K
                                                                              dated May 8, 1998 (the "May 8, 1998 Form 8-K").


       3.1          Certificate of Incorporation                              Incorporated by reference to Exhibit
                                                                              3.1 to Amendment No. 1 to the
                                                                              Registrant's Registration Statement
                                                                              on Form S-1 (Reg. No. 33-69380) filed
                                                                              November 2, 1993 ("Amendment No. 1 to
                                                                              Form S-1")


       3.2          Certificate of Designation, Preferences and Rights of     Exhibit 3.1 to Registrant's Current
                    Class A Non-Voting Convertible Preferred Stock            Report on Form 8-K dated March 11,
                                                                              1998 (the "March 11, 1998 Form 8-K")

       3.3          Certificate of Amendment of Certificate of                Incorporated by reference to Exhibit
                    Designation, Preferences and Rights of Class A            3.2 to the March 11, 1998 Form 8-K
                    Non-Voting Convertible Preferred Stock

       3.4          Certificate of Restoration and Revival of Certificate     Incorporated by reference to Exhibit
                    of Incorporation                                          3.3 to the March 11, 1998 Form 8-K

       3.5          Certificate of Amendment to the Certificate of            Incorporated by reference to Exhibit
                    Incorporation dated November 21, 1997                     3.4 to the March 11, 1998 Form 8-K

       3.6          Certificate of Designation, Preferences and Rights of     Incorporated by reference to Exhibit
                    Series A $3.00 Convertible Preferred Stock                3.3 to the December 22, 1997 Form 8-K

       3.7          Certificate of Designation, Preferences and Rights of     Incorporated by reference to Exhibit
                    Series B $3.00 Convertible Preferred Stock                3.4 to the December 22, 1997 Form 8-K

       3.8          Certificate of Designation, Preferences and Rights of     Incorporated by reference to Exhibit
                    Series C Convertible Preferred Stock                      3.8 to the March 27, 1998 Form 8-K

       3.9          Bylaws                                                    Incorporated by reference to


                                                                              Exhibit 3.2 to Amendment No. 1 to
                                                                              Form S-1

       4.1          Form of Common Stock Certificate                          Incorporated by reference to Exhibit
                                                                              4.1 to Amendment No. 1 to Form S-1

       4.2          Form of Warrant                                           Incorporated by reference to Exhibit
                                                                              1.2 to Amendment No. 1 to Form S-1

       4.3          Form of Warrant Certificate                               Incorporated by reference to Exhibit
                                                                              4.2 to Amendment No. 1 to Form S-1

       4.4          Form of 8% Senior Secured Note                            Incorporated by reference to Exhibit
                                                                              4 to the Registrant's Quarterly
                                                                              Report on Form 10-QSB for the period
                                                                              ended June 30, 1997

       4.5          Specimen of Series A $3.00 Convertible Preferred Stock    Incorporated by reference to Exhibit
                                                                              4.1 to the December 22, 1997 Form 8-K

       4.6          Specimen of Series B $3.00 Convertible Preferred Stock    Incorporated by reference to Exhibit
                                                                              4.2 to the December 22, 1997 Form 8-K

       4.7          Specimen of Series C Convertible Preferred Stock          Incorporated by reference to Exhibit
                                                                              4.7 to the March 27, 1997 Form 8-K


       5.1          Opinion of Buchanan Ingersoll Professional Corporation    Included herewith.


       9.1          Form of Voting Trust Agreement                            Incorporated by reference to Exhibit
                                                                              9.1 to the December 22, 1997 Form 8-K

      10.1          1993 Stock Option Plan                                    Incorporated by reference to Exhibit
                                                                              10.4 to the Registration Statement on
                                                                              Form S-1 (Reg. No. 33-69380) filed
                                                                              September 24, 1993 ("Form S-1")

      10.2          1993 Outside Director Stock Option Plan                   Incorporated by reference to Exhibit
                                                                              10.5 to Form S-1

      10.3          Form of Stock Option                                      Incorporated by reference to Exhibit
                                                                              10.1 to December 22, 1997 Form 8-K

      10.4          Form of Employment Agreement of Jack Leadbeater           Incorporated by reference to Exhibit
                                                                              10.2 to December 22, 1997 Form 8-K

      10.5          Form of Employment Agreement of David Olson               Incorporated by reference to Exhibit
                                                                              10.3 to December 22, 1997 Form 8-K

      10.6          Form of Employment Agreement of Michael Glynn             Incorporated by reference to Exhibit
                                                                              10.4 to December 22, 1997 Form 8-K

      10.7          Option to Purchase 100,000 Shares Granted to Michael      Incorporated by reference to Exhibit
                    Glynn                                                     10.5 to December 22, 1997 Form 8-K

      10.8          Confidential Private Placement Memorandum dated           Incorporated by reference to Exhibit
                    November 24, 1997 relating to the offer and sale of       10.6 to December 22, 1997 Form 8-K
                    $3,660,000 of Series A Preferred Stock

      10.9          Supplement No. 1 to Confidential Private Placement        Incorporated by reference to Exhibit
                    Memorandum dated November 24, 1997 relating to the        10.7 to December 22, 1997 Form 8-K
                    offer and sale of $3,660,000 of Series A Preferred
                    Stock

     10.10          Form of Employment Agreement with John Iorillo            Incorporated by reference to Exhibit
                                                                              10.10 of the March 27, 1998 Form 8-K

     10.11          Employment Agreement of Daniel J. Vahalla                 Incorporated by reference to Exhibit
                                                                              10.11 of the March 27, 1998 Form 8-K

     10.12          Employment Agreement Hugh V. Jones                        Incorporated by reference to Exhibit
                                                                              10.12 of the March 27, 1998 Form 8-K

     10.13          Registration Rights Agreement by and among Pacific        Incorporated by reference to Exhibit
                    Rim Entertainment, Inc. and the Trust of Daniel J.        10.13 of the March 27, 1998 Form 8-K
                    and Mary G. Vahalla, Gary Gwin, Maureen Gaare and
                    Daniel Grube

     10.14          Registration Rights Agreement by and between Pacific      Incorporated by reference to Exhibit
                    Rim Entertainment, Inc. and Hugh V. Jones                 10.14 of the March 27, 1998 Form 8-K

     10.15          Consulting Agreement by and between Osage Systems         Incorporated by reference to Exhibit 10.15
                    Group, Inc. and O. Jack Anderson                          of the May 8, 1998 Form 8-K

     10.16          Noncompetition Agreement by and between Osage             Incorporated by reference to Exhibit 10.16
                    Systems Group, Inc. and O. Jack Anderson                  of the May 8, 1998 Form 8-K

     10.17          Registration Rights Agreement by and between Osage        Incorporated by reference to Exhibit 10.17
                    Systems Group, Inc. and O. Jack Anderson                  of the May 8, 1998 Form 8-K

        21          Subsidiaries of the Registrant                            Filed herewith

      23.1          Consent of Buchanan Ingersoll Professional Corporation    Filed under Exhibit 5.1

      23.2          Consent of Deloitte & Touche LLP                          Filed herewith

      23.3          Consent of Pearce, Gray & Rudd                            Filed herewith

      27            Financial Data Schedule                                   Filed herewith


ITEM 28. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

         2. For the purpose of determining liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         5. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         6. For purposes determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be as the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, in the City of Phoenix, State of Arizona on May, 12, 1998.

                            OSAGE SYSTEMS GROUP, INC.



                            By:  /s/ Jack R. Leadbeater
                                ------------------------------------------------
                                 Jack R. Leadbeater
                                 Chairman of the Board and Chief Executive
                                 Officer




                            By   /s/ John Iorillo
                                ------------------------------------------------
                                 John Iorillo
                                 Chief Financial Officer/Principal Accounting
                                 Officer and Director



         In accordance with the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement was signed by the following persons in the capacities and on the dates stated.



         Signature                    Title                            Date
         ---------                    -----                            ----
         /s/ Jack. R. Leadbeater
         -----------------------      Chairman, Chief Executive        May 12, 1998
         Jack R. Leadbeater           Officer and Director

      /s/ David S. Olson(*)
      ---------------------           President, Chief Operating       May 12, 1998
         David S. Olson               Officer and Director

      /s/ Michael G. Glynn(*)
      ---------------------           Executive Vice President and     May 12, 1998
         Michael G. Glynn             Director

      /s/ John Iorillo(*)
      ---------------------           Chief Financial Officer and      May 12, 1998
         John Iorillo                 Director

      /s/ Andrew P. Panzo(*)
      ---------------------           Director                         May 12, 1998
         Andrew P. Panzo



(*)  Executed by Jack R. Leadbeater pursuant to Power of Attorney.

                                 EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------

    5.1        Legal Opinion of Buchanan Ingersoll Professional Corporation

    21         Subsidiaries of the Registrant

    23.2       Consent of Deloitte & Touche LLP

    23.3       Consent of Pearce, Gray & Rudd

    27         Financial Data Schedule
